Exhibit F

                        THE INDUSTRIAL DEVELOPMENT BOARD
                             OF THE TOWN OF COLUMBIA

                                       to

                                SOUTHTRUST BANK,
                              NATIONAL ASSOCIATION,

                                   as Trustee

                                 TRUST INDENTURE

                            Dated as of June 1, 1999

                                   Relating to

                                   $25,000,000

                    Pollution Control Revenue Refunding Bonds
                         (Alabama Power Company Project)

                                  Series 1999-C

                                TABLE OF CONTENTS

GRANTING CLAUSE.............................................................3

                                   ARTICLE I

DEFINITIONS AND RULES OF CONSTRUCTION.......................................4
         Section 1.01.          Definitions.................................4
         Section 1.02.          Rules of Construction.......................9

                                   ARTICLE II

THE BONDS...................................................................9
         Section 2.01.          Issuance of Bonds:  Form; Dating............9
         Section 2.02.          Interest on the Bonds.......................9
         Section 2.03.          Execution and Authentication...............16
         Section 2.04.          Bond Register..............................16
         Section 2.05.          Registration and Exchange of Bonds;
                                Persons Treated as Owners..................16
         Section 2.06.          Mutilated, Lost, Stolen, Destroyed or
                                Undelivered Bonds..........................17
         Section 2.07.          Cancellation of Bonds......................18
         Section 2.08.          Temporary Bonds............................18

                                  ARTICLE III

REDEMPTION, PURCHASES IN LIEU OF REDEMPTION AND REMARKETING................18
         Section 3.01.          Notices to Trustee.........................18
         Section 3.02.          Redemption Dates...........................18
         Section 3.03.          Selection of Bonds to Be Redeemed..........18
         Section 3.04.          Redemption Notices.........................18
         Section 3.05.          Payment of Bonds Called for Redemption.....20
         Section 3.06.          Bonds Redeemed in Part.....................20
         Section 3.07.          Purchase of Bonds in Lieu of Redemption....20
         Section 3.08.          Disposition of Purchased Bonds.............21

                                   ARTICLE IV

APPLICATION OF PROCEEDS AND PAYMENT OF BONDS...............................22
         Section 4.01.          Application of Proceeds....................22
         Section 4.02.          Payment of Bonds...........................23
         Section 4.03.          Investments of Moneys......................23
         Section 4.04.          Moneys Held in Trust.......................24

                                   ARTICLE V

BOOK-ENTRY SYSTEM..........................................................24
         Section 5.01.          Book-Entry System..........................24

                                   ARTICLE VI

COVENANTS..................................................................26
         Section 6.01.          Prompt Payment of Bonds....................26
         Section 6.02.          Recording and Filing; Further Assurances...26
         Section 6.03.          Tax Covenants..............................26

                                  ARTICLE VII

DISCHARGE OF INDENTURE.....................................................27
         Section 7.01.          Bonds Deemed Paid; Discharge of Indenture..27
         Section 7.02.          Application of Trust Money.................28
         Section 7.03.          Repayment to Company.......................28

                                  ARTICLE VIII

DEFAULTS AND REMEDIES......................................................28
         Section 8.01.          Events of Default..........................28
         Section 8.02.          Acceleration...............................29
         Section 8.03.          Other Remedies.............................29
         Section 8.04.          Waiver of Past Defaults....................29
         Section 8.05.          Control by Majority........................29
         Section 8.06.          Limitation on Suits........................30
         Section 8.07.          Rights of Holders to Receive Payment.......30
         Section 8.08.          Collection Suit by Trustee.................30
         Section 8.09.          Trustee May File Proofs of Claim...........30
         Section 8.10.          Priorities.................................30
         Section 8.11.          Undertaking for Costs......................31

                                   ARTICLE IX

TRUSTEE AND REMARKETING AGENT..............................................31
         Section 9.01.          Duties of Trustee..........................31
         Section 9.02.          Rights of Trustee..........................32
         Section 9.03.          Individual Rights of Trustee...............32
         Section 9.04.          Trustee's Disclaimer.......................32
         Section 9.05.          Notice of Defaults.........................33
         Section 9.06.          Compensation and Indemnity of Trustee..... 33
         Section 9.07.          Eligibility of Trustee.................... 33
         Section 9.08.          Replacement of Trustee.................... 33
         Section 9.09.          Acceptance of Trust by Successor Trustee.. 34
         Section 9.10.          [reserved]................................ 35
         Section 9.11.          Duties of Remarketing Agent............... 35
         Section 9.12.          Eligibility of Remarketing Agent.......... 35
         Section 9.13.          Replacement of Remarketing Agent...........35
         Section 9.14.          Compensation of Remarketing Agent......... 36
         Section 9.15.          Successor Trustee or Remarketing Agent
                                by Merger..................................36

                                   ARTICLE X

AMENDMENTS OF AND SUPPLEMENTS TO INDENTURE................................ 36
         Section 10.01.         Without Consent of Bondholders............ 36
         Section 10.02.         With Consent of Bondholders............... 37
         Section 10.03.         Effect of Consents........................ 37
         Section 10.04.         Notation on or Exchange of Bonds.......... 37
         Section 10.05.         Signing by Trustee of Amendments and
                                Supplements............................... 38
         Section 10.06.         Company Consent Required.................. 38
         Section 10.07.         Notice to Bondholders..................... 38

                                   ARTICLE XI

AMENDMENTS OF AND SUPPLEMENTS TO THE AGREEMENT............................ 38
         Section 11.01.         Without Consent of Bondholders............ 38
         Section 11.02.         With Consent of Bondholders............... 38
         Section 11.03.         Consents by Trustee to Amendments or
                                Supplements............................... 38

                                  ARTICLE XII

MISCELLANEOUS............................................................. 39
         Section 12.01.         Notices................................... 39
         Section 12.02.         Bondholders' Consents..................... 40
         Section 12.03.         Appointment of Separate Paying Agent
                                and/or Tender Agent........................40
         Section 12.04.         Limitation of Rights...................... 40
         Section 12.05.         Severability.............................. 41
         Section 12.06.         Payments Due on Non-Business Days......... 41
         Section 12.07.         Governing Law............................. 41
         Section 12.08.         Captions.................................. 41
         Section 12.09.         No Recourse Against Issuer's Officers..... 41
         Section 12.10.         Limitation of Liability................... 41
         Section 12.11.         Counterparts.............................. 41


EXHIBIT A........................................................Form of Bond

                                 TRUST INDENTURE

         THIS TRUST INDENTURE made and entered into as of June 1, 1999, by and between THE INDUSTRIAL DEVELOPMENT BOARD OF THE TOWN OF COLUMBIA, a public corporation organized and existing under the laws of the State of Alabama (the "Issuer"), and SOUTHTRUST BANK, NATIONAL ASSOCIATION, a national banking association duly organized, existing and authorized to accept and execute trusts of the character herein set out under and by virtue of the laws of the United States of America, as trustee (the "Trustee");

                              W I T N E S S E T H:

         WHEREAS, under Act No. 648 enacted at the 1949 Regular Session of the Alabama Legislature, as heretofore amended and supplemented by Act No. 1893 enacted at the 1971 Regular Session of the Alabama Legislature and Act No. 82-510 enacted at the 1982 Regular Session of the Alabama Legislature (Act No. 648, as amended and supplemented, being herein called the "Act") the Issuer has the following powers, among others:

                 (a) to acquire, whether by construction, purchase, exchange, gift, lease or otherwise, and to enlarge, improve, replace, equip and maintain, one or more pollution control facilities, including all real and personal property deemed necessary or desirable in connection therewith,

                 (b) to issue its revenue bonds to pay the cost of pollution control facilities, such bonds to be payable solely from the revenues and receipts derived from the leasing or sale by the Issuer of such pollution control facilities,

                 (c) to lease or sell to others and otherwise dispose of all of, or any portion of, such pollution control facilities, and

                 (d) to issue its refunding bonds for the purpose of paying the principal of, premium, if any, and accrued interest on, its outstanding revenue bonds;

         WHEREAS, in order to promote the health, safety and prosperity of the citizens of the State of Alabama through the protection of its air, water and natural resources, the Issuer has undertaken to acquire, construct, install, equip and sell to Alabama Power Company (the "Company") facilities or portions thereof, designed for the abatement or control of air and water pollution, and the disposal of sewage and solid wastes at the Company's Joseph M. Farley Nuclear Plant, which is located within the geographical area of operation of the Issuer in Houston County, Alabama, which facilities comprise the Project and are generally described in Exhibit A to the Original Agreement described below, and in furtherance of the above-mentioned purposes, the Issuer and the Company entered into an Installment Sale Agreement dated as of May 1, 1978 (the "Initial Agreement"), as supplemented and amended by a First Supplemental Agreement thereto dated as of November 1, 1984, a Second Supplemental Agreement thereto dated as of December 1, 1984, a Third Supplemental Agreement thereto dated as of June 1, 1985, a Fourth Supplemental Agreement thereto dated as of December 1, 1985, a Fifth Supplemental Agreement thereto dated as of December 31, 1985, a Sixth Supplemental Agreement thereto dated as of November 1, 1986, and a Seventh Supplemental Agreement dated as of June 1, 1993 (the Initial Agreement, as so supplemented and amended being referred to herein as the "Original Agreement") providing for the undertaking by the Issuer to acquire, construct, install, equip and sell the Project to the Company;

         WHEREAS, the Original Agreement provided that, in order to finance the Project, the Issuer would issue and sell its revenue bonds in one or more series and that the Issuer would sell the Project (including improvements with respect to the Project) to the Company for the purchase price stated in the Original Agreement;

         WHEREAS, in order to finance or refinance a portion of the costs of the Project, the Issuer has heretofore issued various series of its revenue bonds including $101,650,000 aggregate principal amount of its Pollution Control Revenue Refunding Bonds), Series 1994 (Alabama Power Company Project) (the "Series 1994 Bonds");

         WHEREAS, in connection with various series of revenue bonds heretofore issued by the Issuer to finance or refinance the Project, the Issuer and the Company have entered into the Prior Supplementary Agreements (as hereinafter defined);

         WHEREAS, the Issuer and the Company have entered into a Twelfth Supplementary Installment Sale Agreement dated of as June 1, 1999 (the "Agreement"), providing that for the purposes therein set forth, the Issuer will issue and sell its Pollution Control Revenue Refunding Bonds (Alabama Power Company Project), Series 1999-C;

         WHEREAS, pursuant to and in accordance with the provisions of the Act, the Issuer now intends to issue its Pollution Control Revenue Refunding Bonds (Alabama Power Company Project), Series 1999-C, in the aggregate principal amount of $25,000,000 (the "Bonds") for the purpose of refunding a portion of the Series 1994 Bonds;

         WHEREAS, the execution and delivery of this Trust Indenture (the "Indenture"), and the issuance of the Bonds under the Act as herein provided have been in all respects duly and validly authorized by proceedings duly passed on and approved by the Issuer;

         WHEREAS, all other acts, conditions and things required by the Constitution and laws of the State of Alabama to happen, exist and be performed precedent to and in connection with the execution and delivery of this Indenture and the Agreement have happened, exist and have been performed as so required, in order to make this Indenture a valid and binding trust indenture for the security of the Bonds in accordance with its terms and in order to make the Agreement a valid and binding agreement in accordance with its terms;

         WHEREAS, the Company has agreed to make installment purchase payments to the Issuer pursuant to the Agreement in amounts sufficient to pay the principal, purchase price, premium, if any, and interest on the Bonds, all as hereinafter defined;

         Accordingly, the Issuer and the Trustee agree as follows for the benefit of each other and for the benefit of the holders of the Bonds issued pursuant to this Indenture.

                                 GRANTING CLAUSE

         NOW, THEREFORE, THIS INDENTURE WITNESSETH, that in consideration of the premises, of the acceptance by the Trustee of the trusts hereby created, and the purchase and acceptance of the Bonds by the holders thereof, and also for and in consideration of the sum of One Dollar ($1.00) to the Issuer in hand paid by the Trustee at or before the execution and delivery of this Indenture, the receipt of which is hereby acknowledged, and for the purpose of fixing and declaring the terms and conditions upon which the Bonds are to be issued, authenticated, delivered, secured and accepted by all persons who shall from time to time be or become holders thereof, and in order to secure the payment of all Bonds at any time issued and outstanding hereunder and the interest and the redemption premiums, if any, thereon and the Purchase Price (hereinafter defined) therefor according to their tenor, purport and effect, and in order to secure the performance and observance of all the covenants, agreements and conditions therein or herein contained, the Issuer has executed and delivered this Indenture, and does hereby bargain, sell, convey, assign and pledge to the Trustee, and grant to the Trustee a security interest in, all other rights, title and interests of the Issuer in, to and under the Agreement, and all moneys receivable thereunder, except for the Unassigned Rights, and all funds held by the Trustee hereunder (other than moneys held for the purchase of Bonds which have not been presented for payment) as security for the payment of the Bonds and the fees, charges and expenses of the Trustee as aforesaid and the satisfaction of any other obligation assumed by the Issuer in connection with all outstanding Bonds at any time issued hereunder;

         TO HAVE AND TO HOLD the same unto the Trustee and its successors in trust forever;

         IN TRUST NEVERTHELESS, upon the terms and trusts herein set forth, for the equal and proportionate benefit and security of all and singular present and future holders of the Bonds issued and to be issued under this Indenture, without preference, priority or distinction as to lien or otherwise, except as otherwise hereinafter provided, of any one Bond over any other Bond, by reason of priority in the issue, sale or negotiation thereof or otherwise;

         PROVIDED, HOWEVER, that if the Issuer, its successors or assigns shall pay or cause to be paid the principal and purchase price of, premium, if any, and interest on the Bonds due or to become due thereon, at the times and in the manner mentioned in the Bonds, and shall perform all the covenants and conditions required of it by this Indenture, and shall pay or cause to be paid to the Trustee, any additional paying agents and the Remarketing Agent (hereinafter defined) all sums of money due or to become due to them in accordance with the terms and provisions hereof, then upon such final payments this Indenture and the rights hereby granted shall terminate and the Trustee shall release this Indenture and shall execute such documents to evidence such termination and release as may be reasonably required by the Issuer; otherwise, this Indenture is to be and remain in full force and effect.

         THIS INDENTURE FURTHER WITNESSETH, and it is expressly declared, that all Bonds from time to time issued and secured hereunder are to be issued, authenticated and delivered, and all said property, rights and interests, including, without limitation, the amounts hereby assigned and pledged, are to be dealt with and disposed of subject to the terms of this Indenture, and the Issuer agrees with the Trustee and with the respective holders and owners, from time to time, of said Bonds, or part thereof, as follows:

                                    ARTICLE I

                      DEFINITIONS AND RULES OF CONSTRUCTION

         Section 1.01. Definitions. For all purposes of this Indenture, unless the context requires otherwise, the following terms shall have the following meanings:

         "Act" means Act No. 648 enacted at the 1949 Regular Session of the Alabama Legislature, as amended from time to time, and presently codified as Title 11, Chapter 54, Article 4 of the Code of Alabama 1975.

         "Agreement" means the Twelfth Supplementary Installment Sale Agreement dated as of June 1, 1999, between the Issuer and the Company, as amended and supplemented from time to time.

         "Beneficial Owner" means the purchaser of a beneficial interest in the Bonds when the Bonds are held by the Securities Depository in the Book-Entry System, and otherwise means a Bondholder.

         "BMA Index" means, as of any date, the rate calculated according to the Bond Market Association Municipal Swap Index as of the most recent date for which such index was published or such other weekly, high-grade index composed of weekly, tax-exempt variable rate demand notes produced by Municipal Market Data, Inc. or any successor thereto, or as otherwise designated by the Bond Market Association.

         "Bondholder" or "holder" means the registered owner of any Bond.

         "Bonds" means the Pollution Control Revenue Refunding Bonds (Alabama Power Company Project), Series 1999-C, issued by the Issuer hereunder in the aggregate principal amount of $25,000,000.

         "Book-Entry System" means the system maintained by the Securities Depository described in Section 5.01.

         "Business Day" means any day other than (i) a Saturday or Sunday, (ii) a day on which commercial banks are authorized by law to close (A) in the city in which the principal corporate trust office of the Trustee is located, (B) in the city in which the principal office of the Remarketing Agent is located or
(C) in New York, New York, or (iii) a day on which the New York Stock Exchange is closed.

         "Code" means the Internal Revenue Code of 1986, as amended, and any regulations thereunder.

         "Commercial Paper Mode" means each period of time, comprised of Commercial Paper Periods, during which Commercial Paper Rates are in effect.

         "Commercial Paper Period" means, with respect to any Bond, each period set under Section 2.02(a)(3).

         "Commercial Paper Rate" means the interest rate on each Bond set under
Section 2.02(a)(3).

         "Company" means Alabama Power Company, an Alabama corporation, and its successors and assigns, and any surviving, resulting or transferee entity as provided in Section 6.3 of the Original Agreement.

         "Company Representative" means any person at the time designated as such pursuant to the provisions of the Original Agreement by a written certificate furnished to the Trustee and the Issuer containing the specimen signature of such person and signed on behalf of the Company by any of its officers. The certificate may designate an alternate or alternates.

         "Daily Rate" means an interest rate on the Bonds set under Section 2.02(a)(1).

         "Event of Default" is defined in Section 8.01.

         "Favorable Opinion of Tax Counsel" means an Opinion of Tax Counsel addressed to the Issuer and to the Trustee to the effect that the action proposed to be taken is permitted by the laws of the State and by this Indenture and will not adversely affect any exclusion from gross income for federal income tax purposes of interest on the Bonds.

         "Government Obligations" means (i) noncallable direct obligations of the United States for which its full faith and credit are pledged, (ii) noncallable obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States, or (iii) securities or receipts evidencing ownership interests in obligations or specified portions (such as principal or interest) of obligations described in (i) or (ii).

         "Indenture" means this Trust Indenture, as it may be amended or supplemented from time to time in accordance with its terms.

         "Interest Payment Date" is defined in the form of the Bonds appearing in Exhibit A hereto.

         "Interest Period" is defined in the form of the Bonds appearing in Exhibit A hereto.

         "Long-Term Interest Rate" means an interest rate on the Bonds set under
Section 2.02(a)(4).

         "Long-Term Interest Rate Period" is defined in Section 2.02(a)(4).

         "Maturity Date" means the stated maturity for the Bonds as set forth in
Section 2.01.

         "1954 Code" means the Internal Revenue Code of 1954, as amended, and any regulations thereunder.

         "Opinion of Counsel" means a written opinion of counsel who is acceptable to the Issuer and the Trustee. The counsel may be an employee of or counsel to the Issuer, the Trustee or the Company.

         "Opinion of Tax Counsel" means an Opinion of Counsel by counsel of nationally recognized standing in matters relating to the exclusion of interest from gross income on obligations issued by states and their political subdivisions or agencies.

         The term "outstanding" when used with reference to Bonds, or "Bonds outstanding" means all Bonds which have been authenticated and delivered by the Trustee under this Indenture, except the following:

                  (a) Bonds canceled or purchased by or delivered to the Trustee for cancellation.

                 (b) Bonds that have become due (at maturity or on redemption, acceleration or otherwise) and for the payment, including interest accrued to the due date, of which sufficient moneys are held by the Trustee.

                 (c) Bonds deemed paid by Section 7.01.

                 (d) Bonds in lieu of which others have been authenticated under
         Section 2.05 (relating to registration and exchange of Bonds) or
         Section 2.06 (relating to mutilated, lost, stolen, destroyed or undelivered Bonds).

Bonds purchased by the Trustee or the Company pursuant to tenders or in lieu of redemption under Article III will continue to be outstanding until the Company directs the Trustee to cancel them. Bonds purchased pursuant to tenders or in lieu of redemption and not delivered to the Trustee for payment are not outstanding, but there will be outstanding Bonds authenticated and delivered in lieu of such undelivered Bonds as provided in the second paragraph of Section 2.06.

         "Participant" means one of the entities which deposit securities, directly or indirectly, in the Book-Entry System.

         "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

         "Plant" means the Company's Joseph M. Farley Nuclear Plant located near the Town of Columbia in Houston County, Alabama.

         The term "principal," when used with reference to any Bonds, includes any premium payable on those Bonds.

         The term "principal corporate trust office", when used with respect to the Trustee, means the corporate trust office of the Trustee located at 110 Office Park Drive, Birmingham, Alabama 35223, or such address designated by the Trustee in accordance with the terms of this Indenture.

         "Prior Indenture" means the Trust Indenture dated as of September 1, 1994, as supplemented and amended, under which the Series 1994 Bonds were issued.

         "Prior Supplementary Agreements" means the Supplementary Installment Sale Agreement between the Issuer and the Company dated as of September 1, 1994, the Second Supplementary Installment Sale Agreement dated as of May 1, 1995, the Third Supplementary Installment Sale Agreement dated as of May 1, 1995, the Fourth Supplementary Installment Sale Agreement dated as of October 1, 1995, the Fifth Supplementary Installment Sale Agreement dated as of October 1, 1995, the Sixth Supplementary Installment Sale Agreement dated as of October 1, 1995, the Seventh Supplementary Installment Sale Agreement dated as of November 1, 1996, the Eighth Supplementary Installment Sale Agreement dated as of November 1, 1997, and the Ninth Supplementary Installment Sale Agreement dated as of June 1, 1998.

         "Project" means the air and water pollution control and sewage and solid waste disposal facilities, a portion of the costs of which were financed from the proceeds of the Issuer's $1,650,000 Pollution Control Revenue Bonds, Series A (Alabama Power Company Farley Plant Project) and the Issuer's $100,000,000 Pollution Control Revenue Bonds, Series B (Alabama Power Company Farley Plant Project), said bonds having been refunded by the Series 1994 Bonds. The Project and its original source of financing are described in Exhibit A to the Original Agreement.

         "Purchase Price" means an amount equal to 100% of the principal amount of any Bond tendered or deemed tendered pursuant to the provisions of paragraph 6 in the form of the Bonds appearing as Exhibit A hereto, plus accrued and unpaid interest thereon to the date of purchase.

         "Record Date" is defined in the form of the Bonds appearing as Exhibit A hereto.

         "Remarketing Agent" means Regions Investment Company, Inc., and its successors under this Indenture. The term "principal office", when used with respect to the Remarketing Agent, means the principal office of the Remarketing Agent designated in the remarketing agreement dated as of June 1, 1999, between the Remarketing Agent and the Company.

         "Responsible Officer" means any officer or trust officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

         "Securities Depository" means The Depository Trust Company, New York, New York, or its nominee, and its successors and assigns, or any successor appointed under Section 5.01.

         "Series 1994 Bonds" means the Issuer's Pollution Control Revenue Bonds, Series 1994 (Alabama Power Company Project) issued and outstanding in the aggregate principal amount of $101,650,000.

         "Series 1994 Trustee" means SouthTrust Bank, National Association, Birmingham, Alabama, in its capacity as Trustee for the Series 1994 Bonds.

         "Series 1999-A Bonds" means the Issuer's Pollution Control Revenue Refunding Bonds (Alabama Power Company Project), Series 1999-A, issued in the aggregate principal amount of $51,650,000.

         "Series 1999-B Bonds" means the Issuer's Pollution Control Revenue Refunding Bonds (Alabama Power Company Project), Series 1999-B, issued in the aggregate principal amount of $25,000,000.

         "State" means the State of Alabama.

         "Tax Agreement" means the Tax and Non-Arbitrage Certificate of the Company dated the date of issuance of the Bonds.

         "Trustee" means the entity identified as such in the heading of this Indenture and its successors under this Indenture.

         "Unassigned Rights" means the rights of the Issuer under the second and third paragraphs of Section 3.1 (relating to fees and expenses and amounts payable to redeem the Series 1994 Bonds), Section 4.3 (relating to indemnification) and Section 5.3 (relating to expenses of collection) of the Agreement.

         "Weekly Rate" means an interest rate on the Bonds set under Section 2.02(a)(2).

         Section 1.02. Rules of Construction. Unless the context otherwise requires,

                 (a) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles,

                  (b) references to Articles and Sections are to the Articles and Sections of this Indenture, and

                 (c) the singular form of any word, including the terms defined in Section 1.01, includes the plural, and vice versa, and any reference to the male gender includes the female gender.

                                   ARTICLE II

                                    THE BONDS

         Section 2.01. Issuance of Bonds: Form; Dating. The Bonds shall be designated "The Industrial Development Board of the Town of Columbia Pollution Control Revenue Refunding Bonds (Alabama Power Company Project) Series 1999-C". The total principal amount of Bonds that may be outstanding shall not exceed $25,000,000. The Bonds shall be substantially in the form of Exhibit A, which is part of this Indenture, in the denominations provided for in the Bonds. The Bonds may have notations, legends or endorsements required by law or usage. The Bonds will be numbered as determined by the Trustee.

         All Bonds will be dated the date of original issuance and delivery and shall mature, subject to prior redemption, on June 1, 2022.

         Upon the execution and delivery of this Indenture, the Issuer will execute and deliver the Bonds to the Trustee, and the Trustee will authenticate the Bonds and deliver them to the purchaser or purchasers as directed by the Issuer.

         Section 2.02. Interest on the Bonds. Interest on the Bonds will be payable as provided in the Bonds and in this Section. Interest on the Bonds will initially be payable at the Daily Rate. Bonds issued in exchange for Bonds surrendered for transfer or exchange or in place of mutilated, lost, stolen, destroyed or undelivered Bonds will bear interest from the last date to which interest has been paid on the Bond or Bonds being transferred, exchanged or replaced or, if no interest has been paid, as of the date of their original issuance and delivery. The methods of determining the various interest rates are as provided in the following paragraph (a). The interest rate determination method may be changed by the Company as described in paragraph (b) below.

         (a) Interest Rate Determination Methods. While there exists an Event of Default under the Indenture, the interest rate on the Bonds will be the rate on the Bonds on the day before the Event of Default occurred, except that if interest on any Bond was then payable at a Commercial Paper Rate, the interest rate for all Bonds then bearing interest at a Commercial Paper Rate will be the highest Commercial Paper Rate then in effect for any Bond.

                 (1) Daily Rate. When interest on the Bonds is payable at a Daily Rate, the Remarketing Agent will set a Daily Rate on or before 11:00 a.m., New York time, on each Business Day for that Business Day. Each Daily Rate will be the minimum rate necessary (as determined by the Remarketing Agent based on the examination of tax-exempt obligations comparable to the Bonds known by the Remarketing Agent to have been priced or traded under then-prevailing market conditions) for the Remarketing Agent to sell the Bonds on the day the rate is set at their principal amount (without regard to accrued interest). The Daily Rate for any non-Business Day will be the rate for the last day for which a rate was set.

                 (2) Weekly Rate. When interest on the Bonds is payable at a Weekly Rate, the Remarketing Agent will set a Weekly Rate on or before 5:00 p.m., New York time, on the last Business Day before the commencement of a period during which the Bonds bear interest at a Weekly Rate and on each Tuesday thereafter so long as interest on the Bonds is to be payable at a Weekly Rate or, if any Tuesday is not a Business Day, on the next preceding Business Day. Each Weekly Rate will be the minimum rate necessary (as determined by the Remarketing Agent based on the examination of tax-exempt obligations comparable to the Bonds known by the Remarketing Agent to have been priced or traded under then prevailing market conditions) for the Remarketing Agent to sell the Bonds on the date the rate is set at their principal amount (without regard to accrued interest). Each Weekly Rate shall apply to
         (i) the period beginning on the effective date of the change to a Weekly Rate and ending on the next Tuesday or (ii) the period beginning on the Wednesday after the Weekly Rate is set and ending on the following Tuesday or, if earlier, ending on the day before the effective date of a new method of determining the interest rate on the Bonds, as applicable.

                 (3) Commercial Paper Rate. During a Commercial Paper Mode, each Bond will bear interest during the Commercial Paper Period for such Bond at the Commercial Paper Rate for such Bond. Different Commercial Paper Periods may apply to different Bonds at any time and from time to time. Except as otherwise described in this subparagraph (3), the Commercial Paper Period and Commercial Paper Rate for each Bond will be determined by the Remarketing Agent no later than 12:15 p.m., New York time, on the first day of each Commercial Paper Period.

                     (i) Determination of Commercial Paper Periods. Each
                 Commercial Paper Period will be a period of at least one day and not more than 365 days, determined by the Remarketing Agent to be the period which, together with all other Commercial Paper Periods for all Bonds then outstanding, will, in the judgment of the Remarketing Agent, result in the lowest overall interest expense on the Bonds over the next 365 days. Each Commercial Paper Period will end on either the day before a Business Day or on the day before the Maturity Date for such Bond. However, any Bond purchased on behalf of the Company and remaining unsold by the Remarketing Agent as of the close of business on the first day of the Commercial Paper Period for that Bond will have a Commercial Paper Period of one day or, if that Commercial Paper Period would not end on a day before a Business Day, a Commercial Paper Period of the shortest possible duration greater than one day ending on a day before a Business Day.

                     In determining the number of days in each Commercial Paper
                 Period, the Remarketing Agent shall take into account the following factors: (I) existing short-term tax-exempt market rates and indices of such short-term rates, (II) the existing market supply and demand for short-term tax-exempt securities,
                 (III) existing yield curves for short-term and long-term tax-exempt securities for obligations of credit quality comparable to the Bonds, (IV) general economic conditions, (V) industry economic and financial conditions that may affect or be relevant to the Bonds, (VI) the number of days in other Commercial Paper Periods applicable to the Bonds and (VII) such other facts, circumstances and conditions as the Remarketing Agent, in its sole discretion, shall determine to be relevant.

                     (ii) Determination of Commercial Paper Rates. The
                 Commercial Paper Rate for each Commercial Paper Period for each Bond shall be the minimum rate necessary (as determined by the Remarketing Agent based on the examination of tax-exempt obligations comparable to the Bonds known by the Remarketing Agent to have been priced or traded under the then-prevailing market conditions) for the Remarketing Agent to sell such Bond on the date and at the time of such determination at its principal amount (without regard to accrued interest).

                 (4) Long-Term Interest Rate. When interest on the Bonds is payable at a Long-Term Interest Rate, the Remarketing Agent will set a Long-Term Interest Rate on a date no more than 15 days before the beginning of any period (a "Long-Term Interest Rate Period") in which interest on any of the Bonds is to be payable at a Long-Term Interest Rate. Each Long-Term Interest Rate will be the minimum rate necessary (as determined by the Remarketing Agent based on the examination of tax-exempt obligations comparable to the Bonds known by the Remarketing Agent to have been priced or traded under then-prevailing market conditions) for the Remarketing Agent to sell the Bonds on the effective date of the Long-Term Interest Rate at their principal amount (without regard to accrued interest).

                 (5) Failure of Remarketing Agent to Announce Interest Rates on the Bonds. If the appropriate interest rate or Commercial Paper Period is not or cannot be determined for whatever reason, the method of determining interest on the Bonds shall be automatically converted to the Daily Rate (without the necessity of complying with the requirements of Section 2.02(b)) and the interest rate shall be equal to the BMA Index, or such other index (or percentage of an index) deemed appropriate for tax-exempt securities of the nature of the Bonds as the Remarketing Agent, with the consent of the Trustee, may have previously selected, until such time as the method of determining interest on the Bonds can be changed in accordance with Section 2.02(b); provided, that if the Bonds are then in a Long-Term Interest Rate Period, the Bonds shall bear interest at a Weekly Rate, but only if a Favorable Opinion of Tax Counsel with respect to the change to a Weekly Rate has been delivered to the Trustee. If such Favorable Opinion of Tax Counsel has not been delivered, the Bonds shall remain in a Long-Term Interest Rate Period with an interest rate equal to the interest rate for the prior Long-Term Interest Rate Period and with a duration equal to the prior Long-Term Interest Rate Period (or, if earlier, a Long-Term Interest Rate Period ending on the day before the Maturity Date for such Bond). The Trustee shall promptly notify the Bondholders of any such automatic change as set forth in Section 2.02(c).

                 While Bonds are in a Commercial Paper Mode, during any transition period caused by an automatic conversion of such Bonds to a Weekly Rate in accordance with this Subsection (5), Bonds bearing interest at a Weekly Rate and Bonds bearing interest at a Commercial Paper Rate, as applicable, shall be governed by the provisions of this Indenture applicable to such methods of determining interest on the Bonds.

         (b) (1) Change in Interest Rate Determination Method. The Company may change the method of determining the interest rate on the Bonds by notifying the Issuer, the Trustee, the Remarketing Agent and, if a Book-Entry System is then in effect for the Bonds, the Securities Depository. Such notice shall contain
(a) the effective date, (b) the proposed interest rate determination method, and
(c) if the change is to a Long-Term Interest Rate or Rates, the last day of the first such Long-Term Interest Rate Period and, at the option of the Company, the effective date and last day of any successive Long-Term Interest Rate Periods (which last day for each Long-Term Interest Rate Period must be either the day before the Maturity Date for the Bonds or a day which is before a Business Day and is at least 365 days after the effective date). The Long-Term Interest Rate Period shall be the same duration for all of the Bonds. The notice must be accompanied by a Favorable Opinion of Tax Counsel, except as described below. Except in the case of the rescission of the Favorable Opinion of Tax Counsel described in Section 2.02(e), if the Company's notice complies with this paragraph, the interest rate on the Bonds will be payable at the new rate on the effective date specified in the notice until there is another change as provided in this Section. Notwithstanding anything in this Indenture to the contrary, the Company must deliver a Favorable Opinion of Tax Counsel whenever there is a change from a period during which the interest rate on the Bonds is set at intervals of 365 days or less to a period during which the interest rate on the Bonds is set at intervals in excess of 365 days, or vice versa.

         If the Company wishes to designate successive Long-Term Interest Rate Periods without specifying the effective dates and last days as described in the preceding paragraph for the second or any subsequent Long-Term Interest Rate Periods, it may do so by following the same procedure as for a change in the interest rate determination method as provided in the foregoing paragraph.

         If 30 days before the end of a Long-Term Interest Rate Period the Company has not provided for the next interest rate period, a new Long-Term Interest Rate Period of the same duration will follow (or if shorter, a Long-Term Interest Rate Period ending on the day before the Maturity Date for the Bonds).

         When one Long-Term Interest Rate Period follows another, all provisions of this Indenture applying to a change in the interest rate determination method will apply, except:

                 (A) the redemption described under "Mandatory Redemption Upon a Change in the Method of Determining the Interest Rate on the Bonds" in the Bonds;

                 (B) the Company will not be required to deliver a Favorable Opinion of Tax Counsel if a new Long-Term Interest Rate Period begins as a result of the Company failing to provide for the next interest rate period; and

                 (C) the Company will not be required to deliver a Favorable Opinion of Tax Counsel if the Company has previously designated a series of successive Long-Term Interest Rate Periods which, together with the current Long-Term Interest Rate Period, are substantially equal in length, and if a Favorable Opinion of Tax Counsel was delivered before the first such Long-Term Interest Rate Period in that series which applies to each successive Long-Term Interest Rate Period.

         (2) Limitations. Any change in the method of determining interest on the Bonds pursuant to paragraph (1) above must comply with the following:

                 (i) the effective date of a change (or each effective date in the case of a change from a Commercial Paper Mode) shall be a Business Day which is at least 15 days (30 days if a Long-Term Interest Rate is then in effect and the effective date is before the day after the last day of a Long-Term Interest Rate Period) after the twelfth Business Day after receipt by the Trustee of the Company's notice of the change;

                 (ii) if a Long-Term Interest Rate is then in effect, the effective date of any change must be either the day after the last day of the Long-Term Interest Rate Period or, except as described in clause
         (iii) below, a day on which the Bonds would otherwise be subject to redemption under the paragraph "Optional Redemption at a Premium During Long-Term Interest Rate Period" in Section 8 of the Bonds if the change did not occur; provided that if the effective date of the change is before the day after the last day of the Long-Term Interest Rate Period, the Company must also deliver an Opinion of Tax Counsel stating that, as of the first day on which the Bonds were subject to optional redemption during such Long-Term Interest Rate Period, the Company's ability to terminate such Long-Term Interest Rate Period prior to the day after the last day of such Long-Term Interest Rate Period did not and does not adversely affect the exclusion of interest on the Bonds from federal gross income;

                 (iii) if the Company has previously designated successive Long-Term Interest Rate Periods, the effective date of each Long-Term Interest Rate Period must be the day after the last day of the previous Long-Term Interest Rate Period;

                 (iv) if a Commercial Paper Mode is then in effect, the effective date of any change must be either the day after the last day of the Commercial Paper Mode or, as to any Bond, the day after the last day of the Commercial Paper Period then in effect (or to be in effect) with respect to that Bond;

                 (v) if any Bonds have been called for redemption and the redemption has not yet occurred, the effective date of the change cannot be before such redemption date;

                 (vi) if a Long-Term Interest Rate or a Daily Rate is then in effect, the effective date of any change cannot occur during the period after a Record Date and to, but not including, the related Interest Payment Date; and

                 (vii) if a Commercial Paper Mode is then in effect, the Remarketing Agent shall determine Commercial Paper Periods of such duration that will, in the judgment of the Remarketing Agent, best promote an orderly transition on the effective date. After the receipt by the Trustee of the Company's notice of such change, the day after the last day of each Commercial Paper Period shall be, with respect to such Bond, the effective date of the change. The Remarketing Agent shall promptly give written notice of each such last date and each such effective date with respect to each Bond to the Issuer, the Company, and the Trustee.

                 During any such transition period, Bonds bearing interest at a Commercial Paper Rate shall be governed by the provisions of this Indenture applicable to a Commercial Paper Mode and Bonds bearing interest at a Daily Rate, Weekly Rate or Long-Term Interest Rate, as applicable, shall be governed by the provisions of this Indenture applicable to such methods of determining interest on the Bonds.

         (c) Notice to Bondholders of Change in Interest Rate Determination Method. When a change in the interest rate determination method is to be made, or upon commencement of a new Long-Term Interest Rate Period, the Trustee will, upon notice from the Company pursuant to Section 2.02(b), notify the Bondholders by first class mail at least 15 days before the effective date (or each effective date in the case of an adjustment from a Commercial Paper Mode) of the change, except that such notice shall be given at least 30 days prior to the effective date if a Long-Term Interest Rate is in effect and the effective date is on or before the end of the Long-Term Interest Rate Period. The notice shall be effective when sent and shall state:

                 (1) that the interest rate determination method will be changed and what the new method will be;

                 (2) the effective date of the new rate; and

                 (3) that a mandatory redemption or mandatory purchase in lieu of redemption will result on the effective date of the change as provided in the Bonds and all the information required by this Indenture to be included in a notice of redemption set forth in Section 3.04.

         The information required in any notice pursuant to this subsection (c) and the information referred to in any redemption notice (including an Additional Notice) pursuant to Section 3.04 may be combined in a single notice if it is sent to Bondholders in the manner and at the time specified under "Notice of Redemption" in Section 8 of the form of the Bonds.

         (d) Calculation of Interest. The Remarketing Agent shall provide the Trustee and the Company with notice in writing or by telephone (any such notice by telephone to be delivered to a Responsible Officer of the Trustee) promptly confirmed by facsimile transmission by 12:30 p.m., New York time,

                 (1) on the first Business Day after a month in which interest on the Bonds was payable at a Daily Rate, of the Daily Rate for each day in such month;

                 (2) on each day on which a Weekly Rate becomes effective, of the Weekly Rate;

                 (3) on the first day of each Commercial Paper Period, of the length thereof and the Commercial Paper Rate, and, if there is more than one Commercial Paper Rate then in effect, of the related applicable principal amounts;

                 (4) on the first Business Day of a Long-Term Interest Rate Period, of the Long-Term Interest Rate or Long-Term Interest Rates set for that period and the related applicable principal amounts; and

                 (5) on any Business Day preceding any redemption or purchase date, any interest rate requested by the Trustee in order to enable it to calculate the accrued interest, if any, due on such redemption or purchase date.

         Using the rates supplied by the notice required by this subsection (d), the Trustee will calculate the interest payable on the Bonds. The Remarketing Agent will inform the Trustee and the Company orally at the oral request of either of them of any interest rate set by the Remarketing Agent. The Trustee will confirm the effective interest rate by telephone or in writing to any Bondholder who requests it in any manner.

         The setting of the rates and the calculation of interest payable on the Bonds, as provided in this Indenture, will be conclusive and binding on all parties.

         (e) Change in Rate Determination Method-Opinions of Counsel. Notwithstanding any provision of this Section 2.02, no change shall be made in the interest rate determination method at the direction of the Company pursuant to Section 2.02(b)(1) hereof if the Trustee shall receive written notice prior to such change that the Favorable Opinion of Tax Counsel required under Section 2.02(b)(1) or Section 2.02(a)(5) or, if applicable, the Opinion of Tax Counsel required by Section 2.02(b)(2)(ii), has been rescinded. If the Trustee shall have sent any notice to the Bondholders regarding a change in rate under Section 2.02(c), then in the event of such rescission of, or failure to deliver, such opinion, the Trustee shall promptly notify all Bondholders of such rescission.

         Section 2.03. Execution and Authentication. The Bonds shall be signed on behalf of the Issuer with the manual or facsimile signature of the Chairman or Vice Chairman of its board of directors, and attested by the manual or facsimile signature of its Secretary or Assistant Secretary, and the seal of the Issuer shall be impressed or imprinted on the Bonds by facsimile or otherwise. All authorized facsimile signatures shall have the same effect as if manually signed. If an officer of the Issuer whose signature is on a Bond no longer holds that office at the time the Trustee authenticates the Bond, the Bond shall nevertheless be valid. Also, if a person signing a Bond is the proper officer on the actual date of execution, the Bond shall be valid even if that person is not the proper officer on the nominal date of action.

         A Bond shall not be valid for any purpose under this Indenture until the Trustee manually signs the certificate of authentication on the Bond. Such signature shall be conclusive evidence that the Bond has been authenticated under this Indenture.

         As a precondition to the initial authentication and delivery of the Bonds, the Trustee shall receive a request and authorization to the Trustee from the Issuer, signed by the Chairman or Vice Chairman of the board of directors of the Issuer, to authenticate and deliver the Bonds to the persons and in the manner therein described.

         Section 2.04. Bond Register. Bonds must be presented at the principal corporate trust office of the Trustee for registration, transfer, exchange and payment. Bonds tendered by their holders must be delivered as specified in the Bonds. The Trustee shall keep a register of Bonds and of their transfer and exchange, which register shall be open to inspection by the Issuer and the Company during normal business hours.

         Section 2.05. Registration and Exchange of Bonds; Persons Treated as Owners. Bonds may be transferred only on the register maintained by the Trustee. Upon surrender for transfer of any Bond to the Trustee, duly endorsed for transfer or accompanied by an assignment duly executed by the holder or the holder's attorney duly authorized in writing, the Trustee will authenticate a new Bond or Bonds of the same maturity, in an equal total principal amount and registered in the name of the transferee.

         Bonds may be exchanged for an equal total principal amount of Bonds of the same maturity but of different authorized denominations. The Trustee will authenticate and deliver Bonds that the Bondholder making the exchange is entitled to receive, bearing numbers not then outstanding.

         Except in connection with the purchase of Bonds tendered for purchase or purchased in lieu of redemption, the Trustee will not be required to transfer or exchange any Bond called for redemption or during the period beginning 15 days before the mailing of notice calling the Bonds or any portion of the Bonds for redemption and ending on the redemption date.

         The holder of a Bond shall be the absolute owner of the Bond for all purposes, and payment of principal, interest or purchase price shall be made only to or upon the written order of the holder or the holder's legal representative.

         The Trustee will require the payment by a Bondholder requesting exchange or transfer of any tax or other governmental charge required to be paid in respect of the exchange or transfer but will not impose any other charge.

         Section 2.06. Mutilated, Lost, Stolen, Destroyed or Undelivered Bonds. If any Bond is mutilated, lost, stolen or destroyed, the Trustee will authenticate a new Bond of the same maturity and denomination if any mutilated Bond shall first be surrendered to the Trustee, and if, in the case of any lost, stolen or destroyed Bond, there shall first be furnished to the Issuer, the Trustee and the Company evidence of such loss, theft or destruction, together with an indemnity, satisfactory to them of such loss, theft or destruction. If the Bond has matured, instead of issuing a replacement Bond, the Trustee may, with the consent of the Company, pay the Bond without requiring surrender of the Bond and make such requirements as the Trustee deems fit for its protection, including a lost instrument bond. The Issuer, the Company and the Trustee may charge their reasonable fees and expenses for actions taken pursuant to this
Section 2.06.

         If a Bond is called for redemption and the Company elects to purchase the Bond in lieu of redemption as provided in Article III, or if the holder of a Bond gives irrevocable instructions to the Remarketing Agent for purchase, and in each case funds are deposited with the Trustee sufficient for the purchase, the Trustee upon request of the Company or the Remarketing Agent will authenticate a new Bond in the same maturity and in the same denomination registered as the Company or the Remarketing Agent may direct and deliver it to the Company or upon the Company's order, whether or not the Bond purchased or called for redemption is ever delivered, and the Bond purchased or called for redemption shall be cancelled on the books of the Trustee, whether or not said Bond has been delivered to the Trustee. From and after the purchase date, interest on such Bond shall cease to be payable to the prior holder thereof; such holder shall cease to be entitled to the benefits or security of this Indenture and shall have recourse solely to the funds held by the Trustee for the purchase of such Bond; and the Trustee shall not register any further transfer of such Bond by such prior holder. All funds held by the Trustee for the purchase of undelivered Bonds shall be held uninvested.

         Section 2.07. Cancellation of Bonds. Whenever a Bond is delivered to the Trustee for cancellation (upon payment, redemption or otherwise), or for transfer, exchange or replacement pursuant to Section 2.05 or Section 2.06, the Trustee will promptly cancel and dispose of the Bond in accordance with the Trustee's policy of disposal; provided, however, that the Trustee shall not be required to destroy cancelled Bonds.

         Section 2.08. Temporary Bonds. Until definitive Bonds are ready for delivery, the Issuer may execute and the Trustee will authenticate temporary Bonds substantially in the form of the definitive Bonds, with appropriate variations. The Issuer will, without unreasonable delay, prepare and the Trustee will authenticate definitive Bonds in exchange for the temporary Bonds. Such exchange shall be made by the Trustee without charge.

                                   ARTICLE III

           REDEMPTION, PURCHASES IN LIEU OF REDEMPTION AND REMARKETING

         Section 3.01. Notices to Trustee. If the Company wishes that any Bonds be redeemed pursuant to any optional redemption provision in the Bonds, the Company will notify the Trustee of the applicable provision, the redemption date, the principal amount of the Bonds to be redeemed, and other necessary particulars. The Company will give the notice at least 45 days before the redemption date, or such shorter period of time agreed to by the Trustee.

         Section 3.02. Redemption Dates. The redemption date of Bonds to be redeemed pursuant to any optional redemption provision in the Bonds will be a date permitted by the Bonds and specified by the Company in the notice delivered pursuant to the preceding Section. The redemption date for mandatory redemptions will be as specified in the Bonds to be redeemed or determined by the Trustee consistently with the provisions of the Bonds.

         Section 3.03. Selection of Bonds to Be Redeemed. Except as provided in the Bonds, if fewer than all the Bonds are to be redeemed, the Trustee will select the Bonds to be redeemed by lot or other method it deems fair and appropriate, except that the Trustee will first select any Bonds owned by the Company or any of its nominees or held by the Trustee for the account of the Company or any of its nominees. The Trustee will make the selection from Bonds not previously called for redemption. For this purpose, the Trustee will consider each Bond in a denomination larger than the minimum denomination permitted by the Bonds at the time to be separate Bonds each in the minimum denomination. Provisions of this Indenture that apply to Bonds called for redemption also apply to portions of Bonds called for redemption.

         Section 3.04.     Redemption Notices.

         (a) Official Notice of Redemption. The Trustee will give notice of each redemption as provided in the Bonds and will at the same time give a copy of the notice to the Remarketing Agent, provided that no redemption notice shall be given with respect to a redemption under "Mandatory Redemption on Each Interest Payment Date During Commercial Paper Mode" in Section 8 of the form of the Bonds. The notice shall identify the Bonds to be redeemed and will state (1) the redemption date (and, if the Bonds provide that accrued interest will not be paid on the redemption date, the date it will be paid), (2) the redemption price, (3) that the Bonds called for redemption must be surrendered to collect the redemption price, (4) the address at which the Bonds must be surrendered and
(5) that interest on the Bonds called for redemption ceases to accrue on the redemption date.

         With respect to an optional redemption of any Bonds under "Optional Redemption at a Premium During Long-Term Interest Rate Period," "Extraordinary Optional Redemption" or "Optional Redemption During Daily or Weekly Rate Period" in Section 8 of the form of the Bonds, unless moneys sufficient to pay the principal of, redemption premium, if any, and interest on the Bonds to be redeemed shall have been received by the Trustee prior to the giving of such notice of redemption, such notice may state that said redemption shall be conditional upon the receipt of such moneys by the Trustee on or prior to the date fixed for redemption. If such moneys are not received, such notice shall be of no force and effect, the Issuer shall not redeem such Bonds, the redemption price shall not be due and payable, and the Trustee shall give notice, in the same manner in which the notice of redemption was given, that such moneys were not so received and that such Bonds will not be redeemed.

         Failure to give any required notice of redemption as to any particular Bonds will not affect the validity of the call for redemption of any Bonds in respect of which no such failure has occurred. Any notice mailed as provided in the Bonds shall be effective when sent and will be conclusively presumed to have been given whether or not actually received by any holder.

         (b) Additional Notice of Redemption. In addition to the redemption notice required above, if there is not a Book-Entry System in effect for the Bonds, further notice (the "Additional Notice") shall be given by the Trustee as set out below. No defect in the Additional Notice nor any failure to give all or any portion of the Additional Notice shall in any manner defeat the effectiveness of a call for redemption if notice is given as prescribed in paragraph (a) above.

                 (1) Each Additional Notice of redemption shall contain the information required in paragraph (a) above for an official notice of redemption plus (i) the CUSIP numbers of all Bonds being redeemed; (ii) the date of the Bonds as originally issued; (iii) the interest rate determination method for, or the rate of interest borne by each Bond being redeemed; (iv) the maturity date of each Bond being redeemed; and
         (v) any other descriptive information needed to identify accurately the Bonds being redeemed.

                 (2) Upon the payment of the redemption price of the Bonds being redeemed, each check or other transfer of funds issued for such purpose shall bear the CUSIP number identifying, by issue and maturity, the Bonds being redeemed with the proceeds of such check or other transfer.

                 (3) Each Additional Notice of redemption shall be sent at least 30 days before the redemption date by registered or certified mail or overnight delivery service (or by such other means as the Trustee may have established with the securities depository or information service) to all registered securities depositories then in the business of holding substantial amounts of obligations similar to the Bonds (such depositories now being Depository Trust Company of New York, New York, and Midwest Securities Trust Company of Chicago, Illinois) and to one or more national information services that disseminate notices of redemption of obligations such as the Bonds.

The information required in any redemption notice (including an Additional Notice) pursuant to this Section and the information required in any notice pursuant to Section 2.02(c) may be combined in a single notice if it is sent to Bondholders in the manner and at the time specified under "Notice of Redemption" in Section 8 of the form of the Bonds.

         Section 3.05. Payment of Bonds Called for Redemption. Upon surrender to the Trustee, Bonds called for redemption shall be paid or purchased in lieu of redemption as provided in this Article at the redemption price stated in the notice, plus interest accrued to the redemption date, or at a purchase price equal to principal plus accrued interest to the purchase date, except that interest payable on Bonds bearing interest at a Daily Rate will be paid on the fifth Business Day following the redemption date. Bonds called for redemption and purchased pursuant to a tender before the redemption date will not be redeemed but will be dealt with as provided below in this Article.

         Section 3.06. Bonds Redeemed in Part. Upon surrender of a Bond redeemed or purchased in lieu of redemption in part, the Trustee will authenticate for the holder a new Bond or Bonds in authorized denominations equal in principal amount to the unredeemed or unpurchased portion of the Bond surrendered.

         Section 3.07. Purchase of Bonds in Lieu of Redemption. When Bonds are called for redemption pursuant to the paragraphs captioned, "Mandatory Redemption at Beginning of a New Long-Term Interest Rate Period" or "Mandatory Redemption Upon a Change in the Method of Determining the Interest Rate on the Bonds" in Section 8 of the form of the Bonds, the Company may purchase some of or all of the Bonds called for redemption for a price equal to the otherwise applicable redemption price, if it (or the Remarketing Agent) gives written notice to the Trustee by 5:00 p.m., New York time, on the day before the redemption date that it wishes to purchase the Bonds, the principal amount of which is specified in the notice, and furnishes the Trustee sufficient money in sufficient time for the Trustee to make the purchase on the redemption date. The Trustee will purchase Bonds called for redemption pursuant to the paragraph captioned "Mandatory Redemption on Each Interest Payment Date During Commercial Paper Mode" unless otherwise instructed in writing by the Company, or unless the Indenture otherwise requires that they be redeemed and cancelled, before the redemption date.

The Trustee will purchase the Bonds pursuant to this Section only as provided in
Section 4.02.

         Section 3.08. Disposition of Purchased Bonds. (a) Bonds to be Remarketed. Bonds purchased pursuant to tenders as provided in the Bonds or in lieu of redemption as provided in the foregoing Section will be offered for sale by the Remarketing Agent as provided in this Section except as follows:

                 (1) Bonds purchased pursuant to a tender after having been called for redemption under a provision in the Bonds that does not provide the Company an option to purchase in lieu of redemption will be cancelled.

                 (2) Bonds called for redemption under "Mandatory Redemption Upon a Change in the Method of Determining the Interest Rate on the Bonds" in Section 8 of the Bonds, which are tendered between the date notice of redemption is given and the redemption date, may be remarketed before the redemption date only if the buyer receives a copy of the redemption notice from the Remarketing Agent.

                 (3) Bonds will not be offered for sale under this Section during the continuance of an Event of Default.

         (b) Remarketing Effort. Except to the extent the Company directs the Remarketing Agent not to do so, the Remarketing Agent will offer for sale and use reasonable efforts to sell all Bonds to be sold as provided in paragraph (a) above and, when directed by the Company, any Bonds held by the Company. The sale price of each Bond must be equal to the principal amount of each Bond plus accrued interest to the purchase date. The Company may direct the Remarketing Agent from time to time to cease and to resume sales efforts with respect to some of or all the Bonds. The Remarketing Agent may buy as principal any Bonds to be offered under this Section.

         (c) Notices in Respect of Tenders. When the Trustee receives a notice from a Bondholder (or a Beneficial Owner through its direct Participant), as specified in Section 6 of the Bonds, for the Bondholder (or a Beneficial Owner through its direct Participant) to tender Bonds, the Trustee will promptly notify the Remarketing Agent and the Company by facsimile transmission or telephone, promptly confirmed in writing, of the receipt of such notice, but in no event later than the following times:

                  (i) When the Bonds bear interest at a Daily Rate, no later than 11:15 a.m. (New York time) on the same Business Day; and

                 (ii) When the Bonds bear interest at a Weekly Rate, no later than 11:15 a.m. (New York time) on the Business Day next succeeding receipt of such notice.

         (d)     Delivery of Remarketed Bonds.

                 (i) The Trustee shall hold all Bonds delivered pursuant to this
         Section in trust for the benefit of the owners thereof until moneys representing the Purchase Price of such Bonds shall have been delivered to or for the account of or to the order of such Bondholders, and thereafter, if such Bonds are remarketed, shall deliver replacement Bonds, prepared by the Trustee in accordance with the directions of the Remarketing Agent and authenticated by the Trustee, for any Bonds purchased in accordance with the written directions of the Remarketing Agent, to the Remarketing Agent for delivery to the purchasers thereof.

                 (ii) The Remarketing Agent shall advise the Trustee and the Company in writing or by facsimile transmission, promptly confirmed in writing, of the principal amount of Bonds which have been remarketed, together with the denominations and registration instructions (including taxpayer identification numbers) in accordance with the following schedule (all times of which are New York time):

         CURRENT METHOD OF INTEREST
         RATE DETERMINATION OR, IN
         CONNECTION WITH A CHANGE IN
         SUCH METHOD, THE NEW METHOD        TIME BY WHICH INFORMATION TO BE
         OF INTEREST RATE DETERMINATION     FURNISHED TO TRUSTEE

         Commercial Paper Period            12:15 p.m. on the purchase date
         Daily Rate Period                  12:15 p.m. on the purchase date
         Weekly Rate Period                 12:15 p.m. on the purchase date
         Long-Term Interest Rate Period     12:15 p.m. on the purchase date

                 (iii) The terms of any sale by the Remarketing Agent shall provide for the authorization of the payment of the Purchase Price by the Remarketing Agent to the Trustee in exchange for Bonds registered in the name of the new Bondholder which shall be delivered by the Trustee to the Remarketing Agent at or before 2:00 p.m. (New York time) on the purchase date, if the Purchase Price has been received from the Remarketing Agent by the time set forth in Section 3.08(e) on the purchase date. Such payment by the Remarketing Agent pursuant to such authorization shall be made on such date.

         (e) Delivery of Proceeds of Sale. The Remarketing Agent shall deliver directly to the Trustee an amount equal to the principal amount thereof plus accrued interest, if any, of the Bonds which the Remarketing Agent has advised the Trustee have been remarketed pursuant to Section 3.08(d)(ii) no later than 12:30 p.m. (New York time) on the purchase date.

                                   ARTICLE IV

                  APPLICATION OF PROCEEDS AND PAYMENT OF BONDS

         Section 4.01. Application of Proceeds. The Issuer will cause the proceeds of the initial sale of the Bonds to be deposited with the Trustee. On a date to be designated by the Company (but in no event later than 90 days following the date of issuance of the Bonds) the Trustee will disburse the proceeds of the initial sale of the Bonds, the Series 1999-A Bonds and the Series 1999-B Bonds to the Series 1994 Trustee for deposit in the bond fund under the Prior Indenture, to be applied to pay the outstanding principal amount of the Series 1994 Bonds upon call for redemption.

         Pursuant to Section 3.1 of the Agreement, the Company has agreed to pay to the Series 1994 Trustee the amount in excess of the proceeds of the Bonds, the Series 1999-B Bonds and the Series 1999-C Bonds needed to accomplish the refunding described in this Section. Any investment earnings remaining after the transfer of moneys to the Series 1994 Trustee, will be applied to the payment of interest on the Bonds on the next Interest Payment Date.

         Section 4.02. Payment of Bonds. The Trustee will make payments of principal of, premium, if any, and interest on the Bonds from moneys available to the Trustee under this Indenture for that purpose. The Trustee will pay the Purchase Price of tendered Bonds first from the proceeds of the sale of Bonds under Section 3.08 and second from other moneys available to the Trustee for that purpose. All moneys received as proceeds of remarketing the Bonds under
Section 3.08 shall be held segregated by the Trustee in a separate and segregated account.

         Section 4.03. Investments of Moneys. The Trustee will invest and reinvest moneys held by the Trustee as directed by a Company Representative in writing, to the extent permitted by law, in:

         (a)     Government Obligations;

         (b)     Bonds and notes of the Federal Land Bank;

         (c)     Obligations of the Federal Intermediate Credit Bank;

         (d)     Obligations of the Federal Bank for Cooperatives;

         (e)     Bonds and notes of Federal Home Loan Banks;

         (f) Negotiable or non-negotiable certificates of deposit, time deposits or similar banking arrangements, issued by a bank or trust company (which may be the commercial banking department of the Trustee or any bank or trust company under common control with the Trustee) or savings and loan association which are insured by the Federal Deposit Insurance Corporation or secured as to principal by Government Obligations;

         (g) Investments made in or through the Trustee's cash sweep accounts or other short term investment funds, the assets of which consist of investments described in clause (a) above; or

         (h) Other investments then permitted by law.

The Trustee may make investments permitted by this Article through its own bond department or the bond department of any bank or trust company under common control with the Trustee. Investments will be made so as to mature or be subject to redemption at the option of the holder on or before the date or dates that the Trustee anticipates that moneys from the investments will be required. The Trustee, when authorized by the Company, may trade with itself in the purchase and sale of securities for such investment. Investments will be registered in the name of the Trustee and held by or under the control of the Trustee. The Trustee will sell and reduce to cash a sufficient amount of investments whenever the cash held by the Trustee is insufficient. The Trustee shall not be liable for any loss from such investments to the extent directed by the Company Representative and to the extent such directions have been complied with by the Trustee.

         Section 4.04. Moneys Held in Trust. The Trustee will hold in trust for the benefit of the Bondholders all moneys held by it for any payment on the Bonds. The proceeds of the initial sale of the Bonds shall be held in a separate and segregated account by the Trustee until disbursed as described in Section
4.01. Money received by the Remarketing Agent or the Trustee from the sale of a Bond under Section 3.08 or for the purchase of a Bond will be held segregated from other funds of the Remarketing Agent or the Trustee in trust for the benefit of the person from whom such Bond was purchased or the person delivering such purchase money, as the case may be, and will not be invested. The Trustee shall promptly, but in no event later than 30 days of their original deposit, apply moneys received from the Company in accordance with this Indenture and the Tax Agreement and as directed by the Company Representative.

                                    ARTICLE V

                                BOOK-ENTRY SYSTEM

         Section 5.01. Book-Entry System. The Bonds shall be initially issued in the name of Cede & Co., as nominee for The Depository Trust Company as the initial Securities Depository and registered owner of such Bonds, and held in the custody of the Securities Depository. A single certificate will be issued and delivered to the Securities Depository for the Bonds. The Beneficial Owners will not receive physical delivery of Bond certificates except as provided herein. For so long as the Securities Depository shall continue to serve as securities depository for such Bonds as provided herein, all transfers of beneficial ownership interests will be made by book-entry only, and no investor or other party purchasing, selling or otherwise transferring beneficial ownership of such Bonds is to receive, hold or deliver any Bond certificate. The Issuer, the Company and the Trustee will recognize the Securities Depository or its nominee as the Bondholder of such Bonds for all purposes, including notices and voting.

         The Issuer and the Trustee covenant and agree, so long as The Depository Trust Company shall continue to serve as Securities Depository for the Bonds, to meet the requirements of The Depository Trust Company with respect to required notices and other provisions of the Letter of Representations executed with respect to the Bonds.

         The Issuer, the Trustee and the Remarketing Agent may conclusively rely upon (i) a certificate of the Securities Depository as to the identity of the Participants in the Book-Entry-System and (ii) a certificate of any such Participant as to the identity of, and the respective principal amount of Bonds beneficially owned by, the Beneficial Owners.

         Whenever, during the term of the Bonds, the beneficial ownership thereof is determined by a book-entry at the Securities Depository, the requirements in this Indenture of holding, delivering or transferring Bonds shall be deemed modified to require the appropriate person to meet the requirements of the Securities Depository as to registering or transferring the book-entry to produce the same effect. Any provision hereof permitting or requiring delivery of Bonds shall, while the Bonds are in a Book-Entry System, be satisfied by the notation on the books of the Securities Depository in accordance with applicable law.

         The Trustee and the Issuer, at the direction and expense of the Company and with the consent of the Remarketing Agent, may from time to time appoint a successor Securities Depository and enter into an agreement with such successor Securities Depository to establish procedures with respect to the Bonds not inconsistent with the provisions of this Indenture. Any successor Securities Depository shall be a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934, as amended.

         None of the Issuer, the Company, the Trustee nor the Remarketing Agent will have any responsibility or obligation to any Securities Depository, any Participants in the Book-Entry System or the Beneficial Owners with respect to
(i) the accuracy of any records maintained by the Securities Depository or any Participant; (ii) the payment by the Securities Depository or by any Participant of any amount due to any Beneficial Owner in respect of the principal amount or redemption or purchase price of, or interest on, any Bonds; (iii) the delivery of any notice by the Securities Depository or any Participant; (iv) the selection of the Beneficial Owners to receive payment in the event of any partial redemption of the Bonds; or (v) any other action taken by the Securities Depository or any Participant.

         Bond certificates are required to be delivered to and registered in the name of the Beneficial Owner, under the following circumstances:

                 (a) The Securities Depository determines to discontinue providing its service with respect to the Bonds and no successor Securities Depository is appointed as described above. Such a determination may be made at any time by giving 30 days' notice to the Issuer, the Company and the Trustee and discharging its responsibilities with respect thereto under applicable law; or

                  (b) The Company determines not to continue the Book-Entry System through a Securities Depository.

The Trustee is hereby authorized to make such changes to the form of bond attached hereto as Exhibit A which are not inconsistent with this Indenture and which are necessary or appropriate to reflect that the Book-Entry System is not in effect, that a successor Securities Depository has been appointed or that an additional or co-paying agent or tender agent has been designated pursuant to
Section 13.03 hereof.

         If at any time, the Securities Depository ceases to hold the Bonds all references herein to the Securities Depository shall be of no further force or effect.

                                   ARTICLE VI

                                    COVENANTS

         Section 6.01. Prompt Payment of Bonds. The Issuer will promptly pay the principal or purchase price of, premium, if any, and interest on the Bonds on the dates and in the manner provided in the Bonds, but only from the amounts assigned to and held by the Trustee under this Indenture.

         Section 6.02. Recording and Filing; Further Assurances. (a) The Trustee shall cooperate with the Company in causing to be filed all necessary financing statements and continuation statements related to this Indenture and all supplements hereto, and such other documents as may be, in the Opinion of Counsel, necessary to be kept and filed in such manner and in such places as may be required by law in order to preserve and protect fully the security of the Bondholders and the rights of the Trustee hereunder.

         (b) The Issuer will execute and deliver such supplemental indentures and such further instruments, and do such further acts, as the Trustee may reasonably require for the better assuring, assigning and confirming to the Trustee the amounts assigned under this Indenture for the payment of the Bonds.

         Section 6.03. Tax Covenants. The Issuer and the Company will not directly or indirectly use or permit the use of any proceeds of the Bonds or any other funds of the Issuer or the Company, or take or omit to take any action that would cause the Bonds to be "arbitrage bonds" within the meaning of Section 148(a) of the Code or result in the loss of the exclusion from gross income for federal income tax purposes of the interest paid on the Bonds. To that end, the Issuer and the Company will comply with all requirements of the Code and the 1954 Code to the extent applicable to the Bonds. If at any time the Issuer or the Company is of the opinion that for purposes of this Section 6.03 it is necessary to restrict or limit the yield on the investment of any moneys held by the Trustee under this Indenture, the Issuer or the Company shall so instruct the Trustee in writing, and the Trustee shall take such action as may be necessary in accordance with such instructions including, if necessary, the investment of such moneys in obligations of any state, any political subdivision thereof, or any public corporation or instrumentality of either thereof, the interest on which is excludable from gross income under the Code.

         Without limiting the generality of the foregoing, the Issuer and the Company agree that there shall be paid from time to time all amounts required to be rebated to the United States pursuant to Section 148(f) of the Code and any temporary, proposed or final Treasury Regulations as may be applicable to the Bonds from time to time. This covenant shall survive payment in full or defeasance of the Bonds. The obligations imposed upon the Company by this Section have been acknowledged and accepted by the Company in Section 4.6 of the Agreement and in the Tax Agreement. The Issuer and the Trustee hereby covenant and agree to cooperate fully with the Company regarding compliance with the provisions of this Article VI and Section 4.6 of the Agreement.

         Notwithstanding any provision of this Section, if the Company provides to the Trustee and the Issuer an Opinion of Tax Counsel to the effect that any action required under this Section is no longer required, or to the effect that some further action is required, to maintain the exclusion of interest on the Bonds from federal gross income, the Trustee and the Issuer may conclusively rely on such opinion in complying with the provisions of this Indenture, and the covenants under this Indenture shall be deemed to be modified to that extent.

                                   ARTICLE VII

                             DISCHARGE OF INDENTURE

         Section 7.01. Bonds Deemed Paid; Discharge of Indenture. Any Bond will be deemed paid for all purposes of this Indenture when (a) payment of the principal of and interest on the Bond to the due date of such principal and interest (whether at maturity, upon redemption or otherwise) or the payment of the Purchase Price either (1) has been made in accordance with the terms of the Bonds or (2) has been provided for by depositing with the Trustee either (A) moneys sufficient to make such payment or (B) in the case of a deposit prior to the redemption date or maturity date, as the case may be, of such Bonds or portions thereof, Government Obligations maturing as to principal and interest in such amounts and at such times as will insure the availability of sufficient moneys to make such payment, and (b) all compensation and reasonable expenses of the Trustee pertaining to each Bond in respect of which such deposit is made have been paid or provided for to the Trustee's satisfaction. When a Bond is deemed paid, it will no longer be secured by or entitled to the benefits of this Indenture or be an obligation of the Issuer, except for payment from moneys or Government Obligations under (a)(2) above and except that it may be tendered if and as provided in the Bonds and it may be transferred, exchanged, registered, discharged from registration or replaced as provided in Article II.

         Notwithstanding the foregoing, upon the deposit of funds under clause
(a)(2) of the first paragraph of this Section, the Purchase Price of tendered Bonds shall be paid from the sale of Bonds under Section 3.08. If payment of such Purchase Price is not made from the above sources, payment shall be made from funds on deposit pursuant to this Section, in which case such Bonds shall be surrendered to the Trustee and cancelled.

         Notwithstanding the foregoing, no deposit under clause (a)(2) of the first paragraph of this Section shall be deemed a payment of a Bond until the Company has furnished the Trustee an Opinion of Tax Counsel stating that the deposit of such cash or Government Obligations will not cause the Bonds to become "arbitrage bonds" under Section 148 of the Code and until (a) notice of redemption of the Bond is given in accordance with Article III or, if the Bond is not to be redeemed or paid within the next 60 days, until the Company has given the Trustee, in form satisfactory to the Trustee, irrevocable instructions
(i) to notify, as soon as practicable, the owner of the Bond, in accordance with
Article III, that the deposit required by (a)(2) above has been made with the Trustee and that the Bond is deemed to be paid under this Article and stating the maturity or redemption date upon which moneys are to be available for the payment of the principal of the Bond, and premium, if any, and interest on such Bond, if the Bond is to be redeemed rather than paid and (ii) to give notice of redemption not less than 30 nor more than 60 days prior to the redemption date for such Bond or (b) the maturity of the Bond.

         When all outstanding Bonds are deemed paid under the foregoing provisions of this Section, the Trustee will upon request acknowledge the discharge of the lien of this Indenture, provided, however that the obligations relating to the tender for purchase as provided in the Bonds and obligations under Article II in respect of the transfer, exchange, registration, discharge from registration and replacement of Bonds shall survive the discharge of the lien of the Indenture.

         No deposit will be made or accepted and no use made of any such deposit which would cause any Bonds to be treated as "arbitrage bonds" within the meaning of Section 148 of the Code.

         Section 7.02. Application of Trust Money. The Trustee shall hold in trust money or Government Obligations deposited with it pursuant to the preceding Section and shall apply the deposited money and the money from the Government Obligations in accordance with this Indenture only to the payment of principal of, premium, if any, and interest on the Bonds and to the payment of the Purchase Price of tendered Bonds.

         Section 7.03. Repayment to Company. The Trustee shall promptly pay to the Company upon request any excess money or securities held by the Trustee at any time under this Article and any money held by the Trustee under any provision of this Indenture for the payment of principal or interest or for the purchase of Bonds that remains unclaimed for five years.

                                  ARTICLE VIII

                              DEFAULTS AND REMEDIES

         Section 8.01. Events of Default. An "Event of Default" is any of the following:

                 (a) Default in the payment of any interest on any Bond when due and as the same shall become due and payable, which default continues for five days.

                 (b) Default in the due and punctual payment of principal on any Bond when due and payable, whether at maturity, upon redemption, or by declaration or otherwise.

                  (c) Default in the payment of the purchase price of any Bond tendered by its Beneficial Owner pursuant to the Bonds.

                 (d) An event of default has occurred and is continuing under the Agreement.

         Section 8.02. Acceleration. Whenever an Event of Default has occurred and is continuing, the Bonds shall without further action become immediately due and payable.

         Section 8.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may, and upon request of the holders of at least 25% in principal amount of the Bonds then outstanding shall, pursue any available remedy by proceeding at law or in equity to collect the principal of or interest on the Bonds or to enforce the performance of any provision of the Bonds, this Indenture or the Agreement.

         The Trustee, as the assignee of all the right, title and interest of the Issuer in and to the Agreement, shall enforce each and every right granted to the Issuer under the Agreement.

         The Trustee may maintain a proceeding even if it does not possess any of the Bonds or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Bondholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

         In the event of a bankruptcy or reorganization of the Company, the Trustee may file a proof of claim on behalf of all Bondholders with respect to the obligations of the Company pursuant to the Agreement.

         Section 8.04. Waiver of Past Defaults. The holders of a majority in principal amount of the Bonds then outstanding by notice to the Trustee may waive an existing Event of Default and its consequences. When an Event of Default is waived, it is cured and stops continuing, but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent to it.

         Section 8.05. Control by Majority. The holders of a majority in principal amount of the Bonds then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to
Section 9.01, that the Trustee determines is unduly prejudicial to the rights of other Bondholders, or would involve the Trustee in personal liability.

         Section 8.06. Limitation on Suits. A Bondholder may not pursue any remedy with respect to this Indenture or the Bonds unless (a) the holder gives the Trustee notice stating that an Event of Default is continuing, (b) the holders of at least 25% in principal amount of the Bonds then outstanding make a written request to the Trustee to pursue the remedy, (c) such holder or holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense and (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity.

         A Bondholder may not use this Indenture to prejudice the rights of another Bondholder or to obtain a preference or priority over the other Bondholders.

         Section 8.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any holder to receive payment of principal of and interest on a Bond, on or after the due dates expressed in the Bond, or the purchase price of a Bond on or after the date for its purchase as provided in the Bond, or to bring suit for the enforcement of any such payment on or after such dates, shall not be impaired or affected without the consent of the holder.

         Section 8.08. Collection Suit by Trustee. If an Event of Default under
Section 8.01(a), (b) or (c) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount remaining unpaid.

         Section 8.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Bondholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the holders in any election of a trustee in bankruptcy or other person performing similar functions. In the event of a bankruptcy or reorganization of the Company, the Trustee may file a proof of claim on behalf of all Bondholders with respect to the obligations of the Company pursuant to the Agreement.

         Section 8.10. Priorities. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                  FIRST: To the Trustee for amounts to which it is entitled under Section 9.06.

                  SECOND: To Bondholders for amounts due and unpaid on the Bonds for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Bonds for principal and interest, respectively.

                  THIRD:   To the Company.

The Trustee may fix a payment date for any payment to the Bondholders.

         Section 8.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a holder pursuant to Section 8.07 or a suit by holders of more than 10% in principal amount of the Bonds then outstanding.

                                   ARTICLE IX

                          TRUSTEE AND REMARKETING AGENT

         Section 9.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise its rights and powers and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b)     Except during the continuance of an Event of Default,

                 (1) the Trustee need perform only those duties that are specifically set forth in this Indenture and applicable laws and regulations, and no others and no implied duties or covenants shall be read into this Indenture against the Trustee, and

                 (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed, upon certificates, opinions, requisitions or any other writing furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

                  (1) this paragraph does not limit the effect of paragraph (b) of this Section,

                 (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts,

                 (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 8.05, and

                 (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (d) Every provision of this Indenture that in any way relates to the Trustee is subject to all the paragraphs of this Section.

         (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense, but the Trustee may not require indemnity as a condition to declaring the principal of and interest on the Bonds to be due immediately under Section 8.02 or to making any payment of principal or interest on the Bonds.

         (f) The Trustee shall not be liable for interest on any cash held by it except as the Trustee may agree with the Company or the Issuer with the consent of the Company.

         (g) In addition to the funds and accounts established by this Indenture, the Trustee may establish such funds and accounts as it deems necessary and appropriate in order to discharge its duties under this Indenture.

         Section 9.02.     Rights of Trustee.  Subject to the foregoing Section:

                 (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                 (b) The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on any certificate of an appropriate officer or officers of the Issuer or the Company or Opinion of Counsel.

                 (c) The Trustee may act through agents or co-trustees but shall be answerable for the conduct of the same in accordance with the standards specified in this Indenture.

         Section 9.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Bonds and may otherwise deal with the Issuer or with the Company or its affiliates with the same rights it would have if it were not Trustee.

         Section 9.04. Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture, the Agreement or the Bonds, and it shall not be responsible for any statement in the Bonds other than its certificate of authentication.

         Section 9.05. Notice of Defaults. If an event occurs which with the giving of notice or lapse of time or both would be an Event of Default, and if the event is continuing and if it is known to the Trustee, the Trustee shall promptly mail to each Bondholder notice of the event. Except in the case of a default in payment or purchase on any Bonds, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Bondholders.

         Section 9.06. Compensation and Indemnity of Trustee. For acting under this Indenture, the Trustee shall be entitled to payment of reasonable fees for its services and reimbursement of advances, reasonable counsel fees and other expenses reasonably and necessarily made or incurred by the Trustee as shall be agreed upon in writing by the Trustee and the Company from time to time in connection with its services under this Indenture.

         To secure the payment or reimbursement to the Trustee provided for in this Section, the Trustee shall have a senior claim, to which the Bonds are made subordinate, on all money or property held or collected by the Trustee, except that held under Article VII or otherwise held in trust to pay principal of and interest on particular Bonds.

         The Company has agreed in the Agreement to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

         Section 9.07. Eligibility of Trustee. This Indenture shall always have a Trustee that is a corporation or association organized and doing business under the laws of the United States or any state or the District of Columbia, is authorized under such laws to exercise corporate trust powers, is subject to supervision or examination by United States, state or District of Columbia authority and has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. If at any time the Trustee ceases to be eligible in accordance with this Section, the Trustee will resign immediately as set forth in Section 9.08.

         Section 9.08. Replacement of Trustee. (a) The Trustee may resign by notifying the Issuer and the Company and by mailing notice by first class mail to the Bondholders. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by an instrument in writing; provided that the Company may not make such appointment if an Event of Default has occurred and is continuing, or if an event has occurred and is continuing which, with the passage of time or the giving of notice or both will become an Event of Default. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee or any Bondholder who has been a bona fide holder of a Bond for at least six months may, on behalf of himself and others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and may prescribe, appoint a successor trustee.

         (b)     In case at any time either of the following shall occur:

                 (1) the Trustee shall cease to be eligible in accordance with the provisions of Section 9.07 and shall fail to resign after written request therefor by the Company or the Issuer, or

                 (2) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company shall remove the Trustee and appoint a successor trustee by an instrument in writing; provided that the Company may not make such appointment if an Event of Default has occurred and is continuing, or if an event has occurred and is continuing which, with the passage of time or the giving of notice or both will become an Event of Default, or any Bondholder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and may prescribe, remove the Trustee and appoint a successor trustee.

         (c) Except as otherwise provided in this subsection (c), the Company or holders of a majority in aggregate principal amount of the Bonds at the time outstanding may at any time remove the Trustee and appoint a successor trustee by an instrument or concurrent instruments in writing signed by the Company or such Bondholders, as the case may be. The Company may not remove the Trustee if an Event of Default has occurred and is continuing or if an event has occurred and is continuing which, with the passage of time or the giving of notice will become an Event of Default.

         (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in
Section 9.09. The Company shall give written notification to any rating agency then rating the Bonds of such successor trustee appointed pursuant to this Section.

         Section 9.09. Acceptance of Trust by Successor Trustee. Any successor trustee appointed as provided in Section 9.08 shall execute, acknowledge and deliver to the Issuer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties, and obligations of its predecessor in the trusts hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Issuer or the request of the successor trustee, the Trustee ceasing to act shall execute and deliver an instrument transferring to such successor trustee, upon the trusts herein expressed, all the rights, power and trusts of the Trustee so ceasing to act. Upon request of any such successor trustee, the Issuer shall execute any and all instruments in writing necessary or desirable for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers, and duties. Any Trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such Trustee to secure the amounts due it as compensation, reimbursement, expenses, and indemnity afforded to it by
Section 9.06.

         No successor trustee shall accept appointment as provided in this
Section 9.09 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 9.07.

         At the time of appointment, the Company and the successor trustee shall execute an agreement with respect to the compensation of the successor trustee.

         Upon acceptance of appointment by a successor trustee as provided in this Section, the Issuer or such successor trustee shall give Bondholders notice of the succession of such trustee to the trusts hereunder in the manner prescribed in Section 9.08 for the giving of notice of resignation of the Trustee.

         Section 9.10.     [reserved].

         Section 9.11. Duties of Remarketing Agent. The Remarketing Agent will set the interest rates on the Bonds and perform the other duties provided for in
Section 2.02 and will remarket Bonds as provided in Section 3.08, subject to any provisions of a remarketing agreement between the Company and the Remarketing Agent, which shall control in the case of any conflict with this Indenture. The Remarketing Agent may for its own account or as broker or agent for others deal in Bonds and may do anything any other Bondholder may do to the same extent as if the Remarketing Agent were not serving as such.

         Section 9.12. Eligibility of Remarketing Agent. The initial Remarketing Agent appointed under this Indenture is Regions Investment Company, Inc., Birmingham, Alabama. The Remarketing Agent will be a bank, trust company or member of the National Association of Securities Dealers, Inc. organized and doing business under the laws of the United States or any state or the District of Columbia and must be authorized by law to perform all the duties imposed upon it by this Indenture. Any successor Remarketing Agent shall be rated at least Baa3/P-3 or otherwise qualified by Moody's Investors Service, Inc. or have an equivalent rating of another rating agency.

         Section 9.13. Replacement of Remarketing Agent. The Remarketing Agent may resign by notifying the Issuer, Trustee, and Company. Such resignation will take effect on the day a successor Remarketing Agent appointed in accordance with this Section has accepted the appointment or, if no successor has so accepted, 30 days after notice of resignation has been sent. The Company may remove the Remarketing Agent at any time by an instrument signed by the Company and filed with the Remarketing Agent, the Issuer, and the Trustee at least 30 days prior to the effective date of such removal (which will not in any event occur prior to the appointment of a successor Remarketing Agent). A new Remarketing Agent may be appointed by the Company upon the resignation or removal of the Remarketing Agent. The Trustee shall promptly notify the Bondholders of any change in the Remarketing Agent.

         Section 9.14. Compensation of Remarketing Agent. The Remarketing Agent will not be entitled to any compensation from the Issuer, the Trustee or any property held under this Indenture but must make separate arrangements with the Company for compensation.

         Section 9.15. Successor Trustee or Remarketing Agent by Merger. If the Trustee or Remarketing Agent consolidates with, merges or converts into, or transfers all or substantially all its assets (or, in the case of a bank or trust company, its corporate trust assets) to another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee or Remarketing Agent, provided that such successor shall be eligible under the applicable provisions in this Article.

                                    ARTICLE X

                   AMENDMENTS OF AND SUPPLEMENTS TO INDENTURE

         Section 10.01. Without Consent of Bondholders. The Issuer and the Trustee may amend or supplement this Indenture or the Bonds without notice to or consent of any Bondholder:

                  (a) to cure any ambiguity, inconsistency, or formal defect or omission;

                  (b) to grant to the Trustee for the benefit of the Bondholders additional rights, remedies, powers, or authority;

                  (c) to subject to this Indenture additional collateral or to add other agreements of the Issuer;

                  (d) to modify this Indenture or the Bonds to permit qualification under the Trust Indenture Act of 1939 or any similar federal statute at the time in effect, or to permit the qualification of the Bonds for sale under the securities laws of any state of the United States;

                 (e) to authorize different authorized denominations of the Bonds and to make correlative amendments and modifications to this Indenture regarding exchangeability of Bonds of different authorized denominations, redemptions of portions of Bonds of particular authorized denominations and similar amendments and modifications of a technical nature;

                 (f) to increase or decrease the number of days specified for the giving of notices in Section 2.02 and to make corresponding changes to the period for notice of redemption of the Bonds; provided that no decreases in any such number of days shall become effective except while the Bonds bear interest at a Daily Rate or a Weekly Rate and until 30 days after the Trustee has given notice to the owners of the Bonds;

                 (g) to provide for an uncertificated system of registering the Bonds or to provide for the change to or from a Book-Entry System for the Bonds;

                  (h) to evidence the succession of a new Trustee or the appointment by the Trustee or the Issuer of a co-trustee; or

                 (i) to make any change (including a change in Section 4.01 to reflect any amendment to the Code or interpretations thereof by the Internal Revenue Service) that does not materially adversely affect the rights of any Bondholder.

         Section 10.02. With Consent of Bondholders. If an amendment of or supplement to this Indenture or the Bonds without any consent of Bondholders is not permitted by the preceding Section, the Issuer and the Trustee may enter into such amendment or supplement without prior notice to any Bondholders but with the consent of the holders of at least a majority in principal amount of the Bonds then outstanding. However, without the consent of each Bondholder affected, no amendment or supplement may (a) extend the maturity of the principal of, or interest on, any Bond, (b) reduce the principal amount of, or rate of interest on, any Bond, (c) effect a privilege or priority of any Bond or Bonds over any other Bond or Bonds, (d) reduce the percentage of the principal amount of the Bonds required for consent to such amendment or supplement, (e) impair the exclusion from federal gross income of interest on any Bond, (f) eliminate the holders' rights to tender the Bonds, or any mandatory redemption of the Bonds, extend the due date for the purchase of Bonds tendered by the holders thereof or call for mandatory redemption or reduce the purchase or redemption price of such Bonds, (g) create a lien ranking prior to or on a parity with the lien of this Indenture on the property described in the Granting Clause of this Indenture, or (h) deprive any Bondholder of the lien created by this Indenture on such property. In addition, if moneys or Government Obligations have been deposited or set aside with the Trustee pursuant to
Article VII for the payment of Bonds and those Bonds shall not have in fact been actually paid in full, no amendment to the provisions of that Article shall be made without the consent of the holder of each of those Bonds affected.

         Section 10.03. Effect of Consents. Any consent received pursuant to
Section 10.02 will bind each Bondholder delivering such consent and each subsequent holder of a Bond or portion of a Bond evidencing the same debt as the consenting holder's Bond.

         Section 10.04. Notation on or Exchange of Bonds. If an amendment or supplement changes the terms of a Bond, the Trustee may require the holder to deliver it to the Trustee. The Trustee may place an appropriate notation on the Bond about the changed terms and return it to the holder. Alternatively, if the Trustee, the Issuer and the Company determine, the Issuer in exchange for the Bond will issue and the Trustee will authenticate a new Bond that reflects the changed terms.

         Section 10.05. Signing by Trustee of Amendments and Supplements. The Trustee will sign any amendment or supplement to the Indenture or the Bonds authorized by this Article if the amendment or supplement does not adversely affect the rights, duties, liabilities, or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing an amendment or supplement, the Trustee will be entitled to receive and (subject to Section 9.01) will be fully protected in relying on an Opinion of Counsel stating that such amendment or supplement is authorized by this Indenture.

         Section 10.06. Company Consent Required. An amendment or supplement to this Indenture or the Bonds shall not become effective unless the Company delivers to the Trustee its written consent to the amendment or supplement.

         Section 10.07. Notice to Bondholders. The Trustee shall cause notice of the execution of each supplement or amendment to this Indenture or the Agreement to be mailed to the Bondholders. The notice will at the option of the Trustee, either (i) briefly state the nature of the amendment or supplement and that copies of it are on file with the Trustee for inspection by Bondholders or (ii) enclose a copy of such amendment or supplement.

                                   ARTICLE XI

                 AMENDMENTS OF AND SUPPLEMENTS TO THE AGREEMENT

         Section 11.01. Without Consent of Bondholders. The Issuer may enter into, and the Trustee may consent to, any amendment of or supplement to the Agreement, or may waive compliance by the Company of any provision of the Agreement, without notice to or consent of any Bondholder, if the amendment, supplement, or waiver is required or permitted (a) by the provisions of the Agreement or this Indenture (including in connection with transactions permitted by Section 6.3 of the Original Agreement, relating to maintenance of the Company's existence), (b) to cure any ambiguity, inconsistency or formal defect or omission, (c) to identify more precisely the Project, (d) in connection with any authorized amendment of or supplement to this Indenture or (e) to make any change that does not materially adversely affect the rights of any Bondholder.

         Section 11.02. With Consent of Bondholders. If an amendment of or supplement to the Agreement without any consent of Bondholders is not permitted by the foregoing Section, the Issuer may enter into, and/or the Trustee may consent to (as the case may be), such amendment or supplement, or may waive compliance by the Company of any provision of the Agreement, without notice to any Bondholder but with the consent of the holders of at least a majority in principal amount of the Bonds then outstanding. However, without the consent of each Bondholder affected, no amendment, supplement or waiver may result in anything described in the lettered clauses of Section 10.02.

         Section 11.03. Consents by Trustee to Amendments or Supplements. The Trustee will consent to any amendment or supplement to the Agreement authorized by this Article if the amendment or supplement does not adversely affect the rights, duties, liabilities, or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing a consent to an amendment or supplement, the Trustee shall be entitled to receive and (subject to Section 9.01) shall be fully protected in relying on an Opinion of Counsel stating that such amendment or supplement is authorized by this Indenture.

                                                     ARTICLE XII

                                                    MISCELLANEOUS

         Section 12.01. Notices. (a) Any notice, request, direction, designation, consent, acknowledgment, certification, appointment, waiver, or other communication required or permitted by this Indenture or the Bonds must be in writing except as expressly provided otherwise in this Indenture or the Bonds.

         (b) Any notice or other communication shall be sufficiently given and deemed given when delivered by hand or mailed by first-class mail, postage prepaid, addressed as follows:

                  if to the Issuer, to:

                 Chairman of the Board of Directors of
                 The Industrial Development Board of the
                 Town of Columbia
                 102 South Main Street
                 Columbia, Alabama 36319

                 if to the Trustee, to:

                 110 Office Park Drive
                 Birmingham, Alabama 35223
                 Attention: Corporate Trust Department

                 if to the Company, to:

                 600 North 18th Street
                 Birmingham, Alabama 35291
                 Attention: Treasurer

                 and if to the Remarketing Agent, to:

                 Regions Investment Company, Inc.
                 2011 4th Avenue North
                 Birmingham, Alabama 35203

Any addressee may designate additional or different addresses for purposes of this Section.

         Section 12.02. Bondholders' Consents. Any consent or other instrument required by this Indenture to be signed by Bondholders may be in any number of concurrent documents and may be signed by a Bondholder or by the holder's agent appointed in writing. Proof of the execution of such instrument or of the instrument appointing an agent and of the ownership of Bonds, if made in the following manner, shall be conclusive for any purposes of this Indenture with regard to any action taken by the Trustee under the instrument:

                 (a) The fact and date of a person's signing an instrument may be proved by the certificate of any officer in any jurisdiction who by law has power to take acknowledgments within that jurisdiction that the person signing the writing acknowledged before the officer the execution of the writing, or by an affidavit of any witness to the signing.

                 (b) The fact of ownership of Bonds, the amount or amounts, numbers and other identification of such Bonds and the date of holding shall be proved by the registration books kept pursuant to this Indenture.

         In determining whether the holders of the required principal amount of Bonds outstanding have taken any action under this Indenture, Bonds owned by the Company or any person controlling, controlled by or under common control with the Company shall be disregarded and deemed not to be outstanding. In determining whether the Trustee shall be protected in relying on any such action, only Bonds which the Trustee knows to be so owned shall be disregarded.

         Any consent or other instrument shall be irrevocable and shall bind any subsequent owner of such Bond or any Bond delivered in substitution therefor.

         Section 12.03. Appointment of Separate Paying Agent and/or Tender Agent. If, at any time, the Securities Depository ceases to hold the Bonds, with the effect that the Bonds are no longer subject to the Book-Entry System, then the Issuer and the Trustee, acting at the request of the Company, may appoint one or more banks or trust companies to act as paying agent and/or tender agent for the Bonds hereunder. Any such paying agent or tender agent shall be a bank or trust company organized under the laws of the United States of America or any state thereof, shall have a reported capital and surplus of at least $100,000,000 and a corporate trust office located in New York, New York, at which Bonds may be presented for payment or purchase and shall perform such duties and responsibilities as may be delegated to it hereunder. If such a paying agent or tender agent is appointed, then all references herein to the "Trustee" shall include such paying agent or tender agent to the extent of the duties performed by such entity.

         Section 12.04. Limitation of Rights. Nothing expressed or implied in this Indenture or the Bonds shall give any person other than the Trustee, Issuer, Company, Remarketing Agent, and the Bondholders any right, remedy or claim under or with respect to this Indenture.

         Section 12.05. Severability. If any provision of this Indenture shall be determined to be unenforceable, that shall not affect any other provision of this Indenture.

         Section 12.06. Payments Due on Non-Business Days. If a payment date is not a Business Day at the place of payment, then payment may be made at that place on the next Business Day, and no interest shall accrue for the intervening period.

         Section 12.07. Governing Law. This Indenture shall be governed exclusively by and construed in accordance with the applicable laws of the State.

         Section 12.08. Captions. The captions in this Indenture are for convenience only and do not define or limit the scope or intent of any provisions or Sections of this Indenture.

         Section 12.09. No Recourse Against Issuer's Officers. No member, director, officer, agent, or employee of the Issuer shall be individually or personally liable for any payment on the Bonds or be subject to any personal liability or accountability by reason of the issuance of the Bonds, but this Section shall not relieve any such officer, director, member, agent, or employee from the performance of any official duty provided by law or this Indenture.

         Section 12.10. Limitation of Liability. Notwithstanding anything contained in this Indenture to the contrary, the Bonds shall be limited obligations of the Issuer and shall be payable solely from the revenues and receipts and other amounts received by or on behalf of the Issuer pursuant to the Agreement.

         Section 12.11. Counterparts. This Indenture may be signed in several counterparts. Each will be an original, but all of them together constitute the same instrument.

         IN WITNESS WHEREOF, The Industrial Development Board of the Town of Columbia has caused this Indenture to be signed in its name and its seal to be hereunto affixed and attested by its duly authorized officers, respectively, and SouthTrust Bank, National Association, to evidence its acceptance of the trust created hereunder, has caused this Indenture to be signed in its name and its seal to be hereunto affixed and attested by its duly authorized officers, respectively, all as of the day and year first above written.

                               THE INDUSTRIAL DEVELOPMENT BOARD OF THE
                               TOWN OF COLUMBIA

[SEAL]

                               By:
                                        Chairman of the Board of Directors

ATTEST:

By:
                 Secretary

                               SOUTHTRUST BANK, NATIONAL ASSOCIATION,
                                        as Trustee

[SEAL]

                               By:

                               Title:

ATTEST:

By:

Title:

                                    EXHIBIT A

                                 [FORM OF BOND]

                            UNITED STATES OF AMERICA

                                STATE OF ALABAMA

No. __________                                   $
                                                  --------------------------


                        THE INDUSTRIAL DEVELOPMENT BOARD
                             OF THE TOWN OF COLUMBIA

                    POLLUTION CONTROL REVENUE REFUNDING BOND
                         (ALABAMA POWER COMPANY PROJECT)

                                  SERIES 1999-C

--------------- ----------------- -------------------- -----------------------

                                                             TYPE OF INTEREST

MATURITY DATE      DATED DATE            CUSIP                 RATE PERIOD

--------------- ----------------- -------------------- -----------------------
--------------- ----------------- -------------------- -----------------------

 June 1, 2022     June 4, 1999        197210 ___                  Daily
--------------- ----------------- -------------------- -----------------------



REGISTERED OWNER:    CEDE & CO.

PRINCIPAL AMOUNT:    ____________________

         The Industrial Development Board of the Town of Columbia (the "Issuer"), a public corporation organized and existing under the laws of the State of Alabama, hereby promises to pay, solely from the sources described in this Bond, to the Registered Owner identified above, or registered assigns, on the Maturity Date stated above (or if this Bond is called for earlier redemption as described herein, on the redemption date) the principal amount identified above and to pay interest as provided in this Bond.

         1. Indenture; Agreement. This Bond is one of the bonds (the "Bonds"), limited to $25,000,000 in principal amount, issued under the Trust Indenture dated as of June 1, 1999 (the "Indenture"), between the Issuer and SouthTrust Bank, National Association, as trustee (the "Trustee"). The terms of the Bonds include those in the Indenture. Bondholders are referred to the Indenture for a statement of those terms. When used with reference to the Bonds, the term "principal" includes any premium payable on those Bonds. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Indenture.

         The Issuer has sold certain air and water pollution control and sewage and solid waste disposal facilities (the "Project") located at the Joseph M. Farley Nuclear Plant (the "Plant") of Alabama Power Company (the "Company") to the Company pursuant to an Installment Sale Agreement dated as of May 1, 1978, between the Issuer and the Company, as heretofore supplemented and amended, including a Twelfth Supplementary Installment Sale Agreement dated as of June 1, 1999 (the "Agreement"). Under the Agreement, Company is obligated to pay to the Issuer amounts sufficient to pay all amounts coming due on the Bonds and other expenses incurred in connection therewith, and the Issuer has assigned its rights to such payments under the Agreement to the Trustee as security for the Bonds. The proceeds of the Bonds will be used to refund certain outstanding revenue bonds issued to finance a portion of the costs of the Project.

         The Indenture and the Agreement may be amended, and references to them include any amendments.

         The Issuer has established a book-entry only system of registration for the Bonds (the "Book-Entry System"). Except as specifically provided otherwise in the Indenture, a Securities Depository (or its nominee) will be the registered owner of this Bond. By acceptance of a confirmation of purchase, delivery or transfer, the Beneficial Owner (if any) of this Bond shall be deemed to have agreed to this arrangement. If the Securities Depository (or its nominee) is the registered owner of this Bond, it shall be treated as the owner of it for all purposes.

         2. Source of Payments. The principal or purchase price of, premium, if any, and interest on the Bonds are limited obligations of the Issuer and, as provided in the Indenture, are payable solely and only from payments derived from the sale of the Project to the Company under the Agreement and from any other moneys held by the Trustee under the Indenture for such purpose. The Bonds shall not in any respect be a general obligation of the Issuer, nor shall they be an obligation of the Town of Columbia, Alabama, or the State of Alabama. Neither the faith and credit nor the taxing power of the Town of Columbia, Alabama, the State of Alabama or any political subdivision thereof, is pledged to the payment of the principal of the Bonds or the interest thereon or other costs incident thereto.

         3. Interest Rate. Interest on this Bond will be paid at the lesser of
(a) a Daily Rate, a Weekly Rate, a Commercial Paper Rate, or a Long-Term Interest Rate as selected by the Company and as determined in accordance with the Indenture and (b) 10%. Interest will initially be payable at a Daily Rate as set forth in the Indenture. The Company may change the interest rate determination method from time to time. A change in the method will result in mandatory redemption of the Bonds (see "Redemptions" below). While there exists an Event of Default under the Indenture, the interest rate on the Bonds will be the rate on the Bonds on the day before the Event of Default occurred, except that if interest on any Bond was then payable at a Commercial Paper Rate, the default rate for all Bonds then bearing interest at a Commercial Paper Rate will be the highest Commercial Paper Rate then in effect for any Bond.

         When interest is payable at a Daily, Weekly or Commercial Paper Rate, it will be computed on the basis of the actual number of days elapsed over a year of 365 days (366 in leap years), and when payable at a Long-Term Interest Rate on the basis of a 360-day year of twelve 30-day months. Interest on overdue principal and, to the extent lawful, on overdue premium and interest will be payable at the rate on the Bonds on the day before the default occurred.

         4. Interest Payment and Record Dates. Interest will accrue on the unpaid portion of the principal of this Bond from the last date to which interest was paid, or if no interest has been paid, from the date of the original issuance of the Bonds until the entire principal amount of this Bond is paid. When interest is payable at the rate in the first column below, interest accrued during the period (an "Interest Period") shown in the second column will be paid on the date (an "Interest Payment Date") in the third column to holders of record on the date (a "Record Date") in the fourth column:


---------------- ------------------------- ------------------- -----------------

                    INTEREST ACCRUAL            INTEREST
      RATE               PERIOD                PAYMENT DATE        RECORD DATE

---------------- ------------------------- ------------------- -----------------
---------------- ------------------------- ------------------- -----------------

     Daily*          Calendar month        Fifth Business Day  Last Business Day
                                            of the next month    of the month

---------------- ------------------------- ------------------- -----------------
---------------- ------------------------- ------------------- -----------------

     Weekly*         Calendar month        First Business Day  Last Business Day
                                            of the next month   before Interest
                                                                 Payment Date

---------------- ------------------------- ------------------- -----------------
---------------- ------------------------- ------------------- -----------------

Commercial Paper   From 1 to 365 days      Day after the last  Last Business Day
                   as determined for        day of Commercial   before Interest
                 each Bond pursuant to        Paper Period       Payment Date
                 Section 2.02(a)(3) of
                     the Indenture
                   ("Commercial Paper
                        Period")

---------------- ------------------------- ------------------- -----------------
---------------- ------------------------- ------------------- -----------------

     Long-Term**     Six-month period or      Next day (June 1  Fifteenth of the
                       portion thereof         or December 1)   month before the
                    ending on the last day                      Interest Payment
                      of May or November                         Date (May 15 or
                                                                 November 15)***

-------------------------------------------- ------------------ ----------------

--------


         *If there shall be a change from a Daily Rate or a Weekly Rate on a day other than the first day of a calendar month, the then current Interest Period relating to such Daily Rate or Weekly Rate shall end on the day immediately preceding the date on which the new interest rate on the Bonds shall become effective, which date in the case of a change from a Weekly Rate, shall be the Interest Payment Date for such Interest Period, for which the Record Date shall be the immediately preceding Business Day; but in the case of a change from a Daily Rate, the Interest Payment Date for such Interest Period shall be the fifth Business Day after the last day of such Interest Period, for which the Record Date shall be the last Business Day of such Interest Period. If such new interest rate shall be a Daily Rate or a Weekly Rate, the first Interest Period relating thereto shall begin on the effective date of such new interest rate and end on the last day of the then current calendar month, for which the Interest Payment Date and the Record Date shall be as prescribed in this Table.

         **If there shall be a change from a Long-Term Interest Rate on a day other than the day after the last day of the then current Long-Term Interest Rate Period, or if there shall be an early termination of such Long-Term Interest Rate Period and a new Long-Term Interest Rate shall be set, such Long-Term Interest Rate Period shall end on the day immediately preceding the date on which the new interest rate shall become effective, which date shall be the Interest Payment Date for such Long-Term Interest Rate Period, for which the Record Date shall be 15 days prior to such Interest Payment Date or, if sooner, the first day of such Long-Term Interest Rate Period. If such new interest rate shall be a Daily Rate or a Weekly Rate, the first Interest Period relating thereto shall begin on the effective date of such new interest rate and end on the last day of the then current calendar month, for which the Interest Payment Date and the Record Date shall be prescribed in this Table.

         ***If an Interest Payment Date occurs less than 15 days after the first day of a Long-Term Interest Rate Period, the first day of such Long-Term Interest Rate Period is the Record Date for such interest Payment Date.

"Business Day" is defined in the Indenture. Payment of defaulted interest will be made to holders of record as of the fifth-to-last Business Day before payment.

         5. Method of Payment. Holders must surrender Bonds to the Trustee to collect principal at maturity or upon redemption. (See "Tenders" below for the payment of purchase price of tendered Bonds.) Interest on Bonds bearing interest at a Commercial Paper Rate is payable only upon presentation of such Bonds to the Trustee. Interest on Bonds bearing interest at a Daily, Weekly, or Long-Term Interest Rate will be paid to the registered holder hereof as of the Record Date by check mailed by first-class mail on the Interest Payment Date to such holder's registered address. A holder of $1,000,000 or more in principal amount of Bonds may be paid interest at a Daily, Weekly or Commercial Paper Rate by wire transfer in immediately available funds to an account in the continental United States if the holder makes a written request of the Trustee (in form satisfactory to the Trustee) at least two Business Days before the Record Date specifying the account address. The notice may provide that it will remain in effect for later interest payments until changed or revoked by another written notice. Principal and interest will be paid in money of the United States that at the time of payment is legal tender for payment of public and private debts or by checks or wire transfers payable in such money. If any payment on the Bonds is due on a non-Business Day, it will be made on the next Business Day, and no interest will accrue as a result.

         6. Tenders. "Tender" means to require, or the act of requiring, the Trustee to purchase a Bond at the holder's option under the provisions of this
Section 6 at 100% of the principal amount plus interest accrued to the date of purchase. During a Daily Rate Period, if a Bond is tendered after the Record Date and before the Interest Payment Date for that Interest Period, the Trustee will pay a purchase price of principal plus interest accruing after the last day of that Interest Period. The holder will receive interest for that Interest Period by check or wire transfer as described in Section 5 above.

                 Daily Rate Tender. When interest on the Bonds is payable at a Daily Rate and a Book-Entry System is in effect, a Beneficial Owner (through its direct Participant in the Securities Depository) may tender his interest in a Bond (or portion of Bond) by delivering an irrevocable written notice or an irrevocable telephone notice, promptly confirmed in writing, to the Trustee (any such telephone notice to be delivered to a trust officer of the Trustee) and an irrevocable notice by telephone, telegraph, or facsimile transmission to the Remarketing Agent, in each case by 11:00 a.m., New York time, on a Business Day, stating the principal amount of the Bond (or portion of Bond being tendered), payment instructions for the purchase price and the Business Day (which may be the date the notice is delivered) the Bond (or portion of Bond) is to be purchased. The Beneficial Owner shall effect delivery of such Bonds by causing such direct Participant to transfer its interest in the Bonds equal to such Beneficial Owner's interest on the records of the Securities Depository to the participant account of the Trustee with the Securities Depository. Any notice received by the Trustee after 11:00 a.m., New York time, shall be deemed to have been given on the next Business Day.

                 When interest on the Bonds is payable at a Daily Rate and a Book-Entry System is not in effect, a holder of a Bond may tender the Bond (or portion of Bond) by delivering the notices as described above (which shall include the certificate number of the Bond), and shall also deliver the Bond to the Trustee by 1:00 p.m., New York time, on the date of purchase (see additional requirements below).

                 Weekly Rate Tender. When interest on the Bonds is payable at a Weekly Rate and a Book-Entry System is in effect, a Beneficial Owner (through its direct Participant in the Securities Depository) may tender his interest in a Bond (or portion of Bond) by delivering an irrevocable written notice or an irrevocable telephone notice, promptly confirmed in writing, to the Trustee (any such telephone notice to be delivered to a trust officer of the Trustee) and an irrevocable notice by telephone, telegraph, or facsimile transmission to the Remarketing Agent, in each case prior to 5:00 p.m., New York time on a Business Day stating the principal amount of the Bond (or portion of Bond) being tendered, payment instructions for the purchase price, and the date, which must be a Business Day at least seven days after the notice is delivered, on which the Bond (or portion of Bond) is to be purchased. The Beneficial Owner shall effect delivery of such Bonds by causing such direct Participant to transfer its interest in the Bonds equal to such Beneficial Owner's interest on the records of the Securities Depository to the participant account of the Trustee with the Securities Depository.

                 When interest on the Bonds is payable at a Weekly Rate and a Book-Entry System is not in effect, a holder of a Bond may tender the Bond (or portion of Bond) by delivering the notices as described above (which shall include the certificate number of the Bond), and shall also deliver the Bond to the Trustee by 1:00 p.m., New York time, on the date of purchase (see additional requirements below).

         Payment of Purchase Price. The purchase price for a tendered Bond will be paid in immediately available funds to the registered owner of the Bond by the close of business on the date of purchase.

         7. Delivery Address; Additional Delivery Requirements. Notices in respect of tenders and Bonds tendered must be delivered to the Trustee as follows:

                     SouthTrust Bank, National Association
                     110 Office Park Drive
                     Birmingham, Alabama 35223
                     Attention:  Corporate Trust Department
                     Telephone:     (205) 254-4131
                     Fax:           (205) 254-4180

         Notices in respect of tenders shall be delivered to the Remarketing Agent as follows:

                     Regions Investment Company, Inc.
                     2011 4th Avenue North
                     Birmingham, Alabama 35203
                     Telephone:  (205) 326-7030
                     Fax:           (205) 326-7054

The delivery addresses or telephone numbers of the Trustee or the Remarketing Agent may be changed by notice mailed by first class mail to the Bondholders at their registered addresses.

         All tendered Bonds must be accompanied by an instrument of transfer satisfactory to the Trustee, executed in blank by the registered owner or his duly authorized attorney, with the signature guaranteed by an eligible guarantor institution.

         Limitation on Tenders. No Bonds may be tendered while they bear interest at a Commercial Paper Rate or a Long-Term Interest Rate.

         Irrevocable Notice Deemed to be Tender of Bond; Undelivered Bonds. The giving of notice by an owner of a Bond as provided in Section 6 constitutes the irrevocable tender for purchase of each Bond (or portion thereof) with respect to which such notice was given, irrespective of whether such Bond was delivered as provided in Section 6. The determination of the Trustee as to whether a notice of tender has been properly delivered shall be conclusive and binding upon the Bondholders.

         The Trustee may refuse to accept delivery of any Bond for which a proper instrument of transfer has not been provided. If any owner of a Bond who gave notice fails to deliver his Bond to the Trustee at the place and on the applicable date and time specified, or fails to deliver his Bond properly endorsed, his Bond shall constitute an undelivered Bond as described in Section
2.06 of the Indenture. BY ACCEPTANCE OF THIS BOND, THE OWNER AGREES TO SELL AND SURRENDER THIS BOND, PROPERLY ENDORSED, TO THE TRUSTEE AFTER THE GIVING OF IRREVOCABLE NOTICE OF TENDER FOR PURCHASE AS DESCRIBED ABOVE.

         8. Redemptions. As provided below, the Company has the right to purchase Bonds in lieu of certain redemptions. BY ACCEPTANCE OF THIS BOND, THE OWNER AGREES TO SELL AND SURRENDER THIS BOND, PROPERLY ENDORSED, TO THE COMPANY IN LIEU OF REDEMPTION UNDER THE CONDITIONS DESCRIBED BELOW. All redemptions and purchases in lieu of redemption will be made in funds immediately available on the redemption or purchase date and will be at a redemption or purchase price of 100% of the principal amount of the Bonds being redeemed or purchased (unless a premium is required as provided below) plus interest accrued to the redemption or purchase date, except that interest accruing at a Daily Rate will be paid on the fifth Business Day following the redemption or purchase date. Bonds tendered for purchase on a date after a call for redemption but before the redemption date will be purchased pursuant to the tender. No purchase of Bonds by the Company or advance use of any funds to effectuate any such purchase shall be deemed to be a payment or redemption of the Bonds or of any portion thereof and such purchase will not operate to extinguish or discharge the indebtedness evidenced by such Bonds.

         Optional Redemption at a Premium During Long-Term Interest Rate Period. During any Long-Term Interest Rate Period of less than or equal to five years, the Bonds will not be redeemable pursuant to this provision during the Long-Term Interest Rate Period.

         If the Long-Term Interest Rate Period is greater than five years, the Bonds will not be redeemable for five years after the date on which the Bonds begin to bear interest at the Long-Term Interest Rate. After the five year no-call period, the Bonds may be redeemed at any time in whole or in part at 102% of their principal amount. The premium will decline every year on the anniversary of the date on which the Bonds begin to bear interest at the Long-Term Interest Rate, by one percentage point until the Bonds are redeemable without premium.

         As an alternative to and in lieu of the foregoing redemption provisions if, with respect to any Long-Term Interest Rate Period, a Favorable Opinion of Tax Counsel is delivered to the Trustee not later than the date of the establishment of such Long-Term Interest Rate Period, the Bonds may be redeemed during such Long-Term Interest Rate Period at the option of the Company in whole or in part at any time after a no-call period, if any, established by the Remarketing Agent, at the percentages of their principal amount, plus accrued interest, as follows: The Remarketing Agent shall, given the duration of the Long-Term Interest Rate Period, determine and inform the Trustee, on a date which is no later than the establishment of the Long-Term Interest Rate, the periods during which the Bonds shall not be subject to redemption (the "Call Protection Period"), the redemption premium or premiums (the "Call Premiums"), if any, applicable to the redemption of Bonds after the Call Protection Period, and the period or periods during which the Call Premiums shall be effective (the "Call Premium Periods") necessary to establish the Long-Term Interest Rate. Such Call Protection Period, Call Premiums and Call Premium Periods shall be established in accordance with optional call redemption provisions which in the judgment of the Remarketing Agent, are generally accepted as the standard features for obligations such as the Bonds, given the length of the Long-Term Interest Rate Period.

         Extraordinary Optional Redemption. The Bonds may be redeemed in whole at the option of the Company at any time after the occurrence of any of the following:

                 (a) Damage or destruction to the Plant or the Project to such extent that in the opinion of the Company's board of directors (expressed in a resolution) filed with the Issuer and the Trustee: (1) the Plant or the Project, as the case may be, cannot be reasonably repaired, rebuilt or restored within a period of six months to their condition immediately preceding such damage or destruction, or (2) the Company is thereby prevented from carrying on its normal operations at the Plant for a period of six months.

                 (b) Loss of title to or use of a substantial part of the Plant or the Project as a result of the exercise of the power of eminent domain which, in the opinion of the Company's board of directors (expressed in a resolution) filed with the Issuer and the Trustee, results or is likely to result in the Company being thereby prevented from carrying on its normal operations therein for a period of six months.

                 (c) Any event occurs which, in the opinion of the Company's board of directors (expressed in a resolution), renders the Project or the Plant so uneconomical that it is abandoned.

         Any such redemption shall be on any date within 90 days from the time the Company files the required resolution and directs that the Bonds are to be redeemed, which direction must be given, if at all, within 180 days following the occurrence of one of the events listed above.

         Optional Redemption During Daily or Weekly Rate Period. When interest on the Bonds is payable at a Daily or Weekly Rate, the Bonds may be redeemed in whole or in part at the option of the Company, on any Business Day.

         Mandatory Redemption at Beginning of a New Long-Term Interest Rate Period. When the Bonds bear interest at a Long-Term Interest Rate and a new Long-Term Interest Rate is to be determined, the Bonds will be redeemed or purchased by the Company in lieu of redemption on the effective date of the new Long-Term Interest Rate. In the case of a change prior to the day originally established as the day after the last day of a Long-Term Interest Rate Period, the Bonds will be redeemed or purchased at the percentage of their principal amount which would be payable upon the applicable redemption described under "Optional Redemption at a Premium During Long-Term Interest Rate Period" above.

         Mandatory Redemption on Each Interest Payment Date During Commercial Paper Mode. When Bonds bear interest at a Commercial Paper Rate, each Bond will be redeemed or purchased by the Company in lieu of redemption on the Interest Payment Date for such Bond. If Bonds are scheduled to be redeemed under the following paragraph, the Bonds will be called under, and redemption will be governed by, that paragraph and not this paragraph.

         Mandatory Redemption Upon a Change in the Method of Determining the Interest Rate on the Bonds. On the effective date of the change in the method of determining the interest rate on the Bonds (the four methods being Daily, Weekly, Commercial Paper, or Long-Term Interest Rates) the Bonds will be redeemed or purchased by the Company in lieu of redemption on the effective date of such change. Any such redemption or purchase shall be at a price equal to 100% of the principal amount of the Bonds, except that in the case of a change prior to the day originally established as the day after the last day of a Long-Term Interest Rate Period, the Bonds will be redeemed or purchased at the percentage of their principal amount which would be payable upon the applicable redemption described under "Optional Redemption at a Premium During Long-Term Interest Rate Period" above.

         Notice of Redemption. At least 30 days before each redemption (except redemptions described under "Mandatory Redemption on Each Interest Payment Date During Commercial Paper Mode" above for which no notice will be given and except for redemptions described under "Mandatory Redemption Upon a Change in the Method of Determining the Interest Rate on the Bonds" above for which 15 days' notice may be given), the Trustee will mail a notice of redemption by first-class mail to each Bondholder at the holder's registered address. Failure to give any required notice of redemption as to any particular Bonds will not affect the validity of the call for redemption of any Bonds in respect of which no failure occurs. Any notice mailed as provided in this paragraph shall be effective when sent and will be conclusively presumed to have been given whether or not actually received by the addressee.

         Effect of Notice of Redemption. When notice of redemption is required and given, and when Bonds are to be redeemed without notice, Bonds called for redemption become due and payable on the redemption date at the applicable redemption price, subject to the Company's right to purchase Bonds as provided above; in such case when funds are deposited with the Trustee sufficient for redemption or for purchase, interest on the Bonds to be redeemed or purchased ceases to accrue as of the date of redemption or purchase.

         9. Denominations; Transfer; Exchange. The Bonds are in registered form without coupons in denominations as follows: (1) when interest is payable at a Daily, Weekly, or Commercial Paper Rate, $100,000 or any integral multiple thereof; and (2) when interest is payable at a Long-Term Interest Rate, $5,000 or any integral multiple thereof. A holder may transfer or exchange Bonds in accordance with the Indenture. The Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Except in connection with the purchase of Bonds tendered for purchase or purchased in lieu of redemption, the Trustee will not be required to transfer or exchange any Bond which has been called for redemption or during the period beginning 15 days before the mailing of notice calling the Bonds or any portion of the Bonds for redemption and ending on the redemption date.

         10. Persons Deemed Owners. The registered holder of this Bond may be treated as the owner of it for all purposes.

         11. Unclaimed Money. If money for the payment of principal, premium, interest, or purchase price remains unclaimed for five years, the Trustee will pay the money to or for the account of the Company. After that, holders entitled to the money must look only to the Company and not to the Trustee or the Issuer for payment unless an abandoned property law designates another person.

         12. Discharge Before Redemption or Maturity. If the Company at any time deposits with the Trustee money or Government Obligations as described in the Indenture sufficient to pay at redemption or maturity principal of and interest on the outstanding Bonds, and if the Company also pays all other sums then payable by the Company under the Indenture, the lien of the Indenture will be discharged. After discharge, Bondholders must look only to the deposited money and securities for payment. Government Obligations are securities backed by the faith and credit of the United States or securities evidencing ownership interest in such full-faith and credit securities.

         13. Amendment, Supplement, Waiver. Subject to certain exceptions, the Indenture, the Agreement, or the Bonds may be amended or supplemented, and any past default or compliance with any provision may be waived, with the consent of the holders of a majority in principal amount of the Bonds then outstanding. Any such consent shall be Irrevocable and shall bind any subsequent owner of this Bond or any Bond delivered in substitution for this Bond. Without the consent of any Bondholder, the Issuer may amend or supplement the Indenture, the Agreement, or the Bonds as described in the Indenture, among other things, to cure any ambiguity, omission, defect, or inconsistency, to provide for uncertificated Bonds in addition to or in place of certificated Bonds, to provide for a Book-Entry System for the Bonds or to make any change that does not materially adversely affect the rights of any Bondholder.

         14. Defaults and Remedies. The Indenture provides that the occurrences of certain events constitute Events of Default. If an Event of Default relating to payment of principal of, interest on, or purchase price of the Bonds occurs and is continuing, the Bonds shall without further action become immediately due and payable. Whenever any other Event of Default occurs and is continuing, the Bonds shall without further action become due and payable immediately. An Event of Default and its consequences may be waived as provided in the Indenture. Bondholders may not enforce the Indenture or the Bonds except as provided in the Indenture. Except as specifically provided in the Indenture, the Trustee may refuse to enforce the Indenture or the Bonds unless it receives indemnity satisfactory to it. Subject to certain limitations, holders of a majority in principal amount of the Bonds then outstanding may direct the Trustee in its exercise of any trust or power.

         15. No Recourse Against Others. A member, director, officer, or employee, as such, of the Issuer shall not have any liability for any obligations of the Issuer or the Company under the Bonds or the Indenture or for any claim based on such obligations or their creation. Each Bondholder by accepting a Bond waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Bond.

         16. Authentication. This Bond shall not be valid until the Trustee signs the certificate of authentication.

         17. Abbreviations. Customary abbreviations may be used in the name of a Bondholder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         A copy of the Indenture may be inspected at the corporate trust office of the Trustee located at 110 Office Park Circle, Birmingham, Alabama 35223.

         IT IS HEREBY CERTIFIED, RECITED, AND DECLARED that all acts, conditions, and things required to exist, happen, and be performed precedent to and in the execution and delivery of the Indenture and the issuance of this Bond do exist, have happened and have been performed in due time, form, and manner as required by law.

         This Bond shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the certificate of authentication hereon shall have been duly executed by the Trustee.

         IN WITNESS WHEREOF The Industrial Development Board of the Town of Columbia has caused this Bond to be executed in its name by the Chairman or Vice Chairman of its Board of Directors by his manual or facsimile signature and attested by the manual or facsimile signature of its Secretary or Assistant and its corporate seal to be hereunto affixed or printed hereon.

Date of Authentication:        ,

                         THE INDUSTRIAL DEVELOPMENT BOARD OF
                         TOWN OF COLUMBIA

[SEAL]

                         By:
                                  Chairman of the Board of Directors

Attest:

By:
         Secretary

                         SOUTHTRUST BANK, NATIONAL ASSOCIATION
                                  Trustee, certifies that this is one of the Bonds referred to in the Indenture

                         By:
                                           Authorized Signature

The following abbreviations, when used in the inscription on the face of the within Bond, shall be construed as though they were written out in full according to applicable laws or regulations:

 TEN COM-as tenants in         UNIF GIFT MIN ACT -  Custodian
         common                                       (Cust)         (Minor)
 TEN ENT-as tenants by the
         entireties                   under Uniform Gifts to Minors Act
  JT TEN-as joint tenants
         with right of
         survivorship and                         (State)
         not as tenants in
         common

Additional abbreviations may also be used though not in list above.

                                                     ASSIGNMENT

FOR VALUE RECEIVED, the undersigned sells, assigns and transfers unto

                        PLEASE INSERT SOCIAL SECURITY OR
                      OTHER IDENTIFYING NUMBER OF ASSIGNEE

                         (Name and Address of Assignee)

the within Bond and does hereby irrevocably constitute and appoint attorney to transfer the said Bond on the books kept for registration thereof with full power of substitution in the premises.

Dated:

Signature guaranteed:


Medallion Number:
*Signature(s)   must  be   guaranteed  by  an  eligible
guarantor   institution   which  is  a   member   of  a
recognized    signature   guarantee   program,    i.e.,
Securities Transfer Agents Medallion Program (STAMP), or New York Stock Exchange Medallion Signature Program
(MSP).

NOTICE:   The   signature  to  this   assignment   must
correspond with the name of the registered owner as it appears upon the face of the within Bond in every particular, without alteration or enlargement or any change whatever.